EXHIBIT 4

CAMELOT ENTERTAINMENT CROUP, INC.

2011 STOCK OPTION/ STOCK ISSUANCE PLAN

CAMELOT ENTERTAINMENT GROUP, INC. 2010 STOCK OPTION/STOCK ISSUANCE PLAN

MEMORANDUM

RE: CAMELOT ENTERTAINMENT GROUP, INC.

2011 STOCK OPTION/STOCK ISSUANCE PLAN

The 2011 Stock Option/Stock Issuance Plan (the "Plan") has been structured so as to provide the Corporation with maximum flexibility in designing equity incentives for executive officers and other employees, the non-employee Board members and independent consultants in the Corporation's service. Such incentives may be made available under the Plan in the form of long-term option grants or through immediate stock issuances of vested or unvested shares of the Corporation's common stock (the "Common Stock").

The purpose of this memorandum is to summarize the principal features of the Plan and the applicable tax consequences. The memorandum also includes a discussion of the various documents to be utilized under the Plan and the step-by-step procedure for implementation of the Plan.

I.           2011 STOCK OPTION/STOCK ISSUANCE PLAN

The Plan (Tab 2) is divided into two separate components: the option grant program and the stock issuance program.

Grants under the option grant program may be structured as installment options which become exercisable for vested shares over the optionee's period of service or as immediately exercisable options for unvested shares which will be subject to repurchase by the Corporation, al the option exercise price paid per share, upon the optionee's termination of service prior to vesting in those shares. Immediately exercisable options provide the opportunity for an early exercise so that the capital gain holding period for the purchased shares can start before those shares actually vest. All option grants must have an exercise price not less than 100% of the fair market value of the option shares on the grant date.

The stock issuance program allows eligible persons to purchase shares of Common Stock at fair market value. The shares may be fully vested when issued or may vest over time as the recipient provides services or as specified performance objectives are attained. In addition, shares of Common Stock may be issued as bonus awards in recognition of services rendered to the Corporation, without any cash outlay required of the recipient.

Under the Plan, 400,000,000 shares of Common Stock have been reserved for issuance to officers and other selected employees, the non-employee members of the Board and consultants and other independent advisors in the Corporation's service. The plan administrator (the Corporation's Board of Directors or a committee appointed by the Board) will have discretionary authority to:

(i)       select the participants to receive option grants or stock issuances;

(ii)       fix the number of shares purchasable by each participant;

(iii)     establish the vesting schedule to be in effect for the option grant or the issued shares; and

(iv)     determine whether a granted option is to be an incentive stock option or a non-statutory option under the Federal tax laws.

The Plan incorporates a number of other special provisions (loan programs, stock swaps, extended exercise periods, etc.) which need not be implemented at present but which will allow the Corporation to introduce additional benefits in the future without having to obtain shareholder approval at that time.

II.       OPTION GRANT PROGRAM

A.        Documents

Included in this binder are the various documents to be utilized in connection with the option grants awarded under the Plan. The principal features of each of these documents may be summarized as follows:

Notice of Grant (Tab 3). This short-form notice is designed to incorporate all of the variable data applicable to the option grant (grant date, exercise price, number of shares and vesting schedule) and will allow the Corporation to use a master form of option agreement for all grants tnat will incorporate the fixed terms and conditions of the Plan. This procedure should facilitate plan administration by concentrating all of the variables into a single two-page document.

The option will be immediately exercisable for all the option shares, and the option shares may either be (a) immediately vested, or (b) will vest in accordance with the following suggested schedule set forth in the grant notice:

(i)       No shares will vest during the initial 12 months of service measured from the grant date.

(ii)      After the completion of such 12-month service period, 25% of the shares will vest.

(iii)     The balance of the shares will vest in equal monthly installments over the next 36 months of service.

Form Stock Option Agreement (Tab 4). This document sets forth the standard provisions of each option grant made under the Plan. Each option is to have a maximum term of ten years, subject to earlier termination in the event the optionee leaves the Corporation's service. Accordingly, the optionee will have up to a three month period following termination of service (for reasons other than death or disability) in which to exercise the option. This period will be extended to 12 months if the optionee's service terminates by reason of disability, and in the event of the optionee's death, the personal representative of the optionee's estate (or the person inheriting the option) will have up to a 12 month period following the optionee's death in which to exercise the option.

To exercise the option, the optionee must execute a stock purchase agreement and pay the exercise price for the purchased shares. Payment is to be made in cash; however, the plan administrator may also permit the optionee to deliver a full-recourse interest-bearing promissory note for the purchased shares payable in one or more installments. If the Corporation's shares are publicly traded, the exercise price may be paid in shares of Common Stock or, alternatively, through the optionee's participation in a same-day sale program. Under such program, the option shares are sold immediately following the exercise of the option, and a portion of the sale proceeds is applied to the payment of the exercise price and all applicable withholding taxes.

In the event the Corporation is acquired by merger or asset sale, the option shares will immediately vest, and the option may be exercised for any or all of those vested shares prior to the effective date of such acquisition. However, such accelerated vesting will not occur if the Corporation's repurchase rights with respect to the unvested option shares are assigned to the acquiring entity The plan administrator will have the discretion to structure one or more option grants under the Plan so that the shares subject to those options will immediately vest in the event the optionee's service is involuntarily terminated within 18 months following an acquisition in which the Corporation's repurchase rights are so assigned, and the optionee would then have a one-year period to exercise the accelerated options for fully-vested shares. It is anticipated that this special vesting acceleration provision (Tab 6) would be made available only on a limited case-by-case basis.

Form Stock Purchase Agreement (Tab 6). The stock purchase agreement will provide the Corporation with the right to repurchase, at the original exercise price paid per share, any unvested shares held by the optionee at the time of his or her termination of service with the Corpora ion. Tie applicable vesting schedule will be set forth in the Notice of Grant. Full and immediate vesting of all the option shares will occur upon an acquisition of the Corporation by merger or asset sale, unless the repurchase right applicable to those shares is assigned to the successor corporation. One or more repurchase rights outstanding under the Plan may be structured so that those rights will subsequently lapse (and the option shares will immediately vest) upon an involuntary termination of the optionee's service within 18 months following the effective date :!' an acquisition in which the repurchase rights are assigned to the successor corporation.

B.        Tax Consequences

The lax consequences for incentive stock options and non-statutory options are different, and one type of option may be preferable to the optionee on the basis of his or her particular tax situation. The key differences between the two types of options may be summarized as follows:

Incentive Stock Options. Incentive stock options are not subject to tax at the time of giant or at the time of exercise.   However, the excess of the fair market value of the purchased shares at time of exercise over the exercise price is includible in income for alternative minimum tax purposes.

Upon the sale or other disposition of the incentive option shares, the optionee will recognize income equal to the excess of the sale proceeds or other amount realized over the exercise price. The gain (or loss) will be long-term, provided the disposition occurs more than two years after the grant date and more than one year after the exercise date.

The Corporation will not be entitled to a deduction in connection with the exercise of an incentive option unless the acquired shares are sold within two years after the grant dale or within one year after the exercise date.

Non-Statutory Options. Non-statutory options are not taxable at the time of grant. Upon exercise, the optionee will recognize ordinary income with respect to any vested shares purchased under the option. Such income will be in an amount equal to the excess of the value of the vested shares on the exercise date over the exercise price paid for those shares. Taxable income will be recognized on the balance of the shares, as the optionee vests in those shares, in an amount equal to the spread between the value of those shares on the vesting date and the exercise price paid for the shares.

The optionee may elect under Section 83(b) of the Internal Revenue Code to be taxed at the time the option is exercised for unvested shares subject to the Corporation's repurchase right. The election must be filed with the IRS within 30 days after exercise. If the election is made, the optionee will recognize taxable income equal to the excess of the fair market value of the -invested shares on the exercise date over the exercise price paid for such shares. No additional income will be recognized as those shares subsequently vest.

The Corporation will, in general, be entitled to a deduction at the time or times the optionee recognizes income with respect to the shares acquired under his or her non-statutory option. The deduction will be equal to the amount of income so recognized.

III.      STOCK ISSUANCE PROGRAM

A.  Documents

Stock Purchase. The form Stock Issuance Agreement (Tab 6) is structured as a stock purchase transaction, with the purchase price for the shares to be paid in cash or cash equivalent or by promissory note at the time of issuance of the shares. The same repurchase rights summarized above for the “Form Stock Purchase Agreement" under the option grant program will apply to the purchased shares, namely, the Corporation's right to repurchase, at the original purchase price, any unvested shares held by the participant at the time of his or her termination of service.

Under the form agreement, the issued shares will either vest immediately or vest in a series of installments over the participant's period of service with the Corporation. In the event a vesting schedule is utilized, 25% of the shares will vest upon completion of one year of service measured from the issue date, and the balance will vest in 36 successive equal monthly installments u-on the participant's completion of each of the next 36-months of service thereafter. Full and immediate vesting of all the shares will occur upon an acquisition of the Corporation by merger or asset sale, unless the repurchase right applicable to those shares is assigned to the successor corporation. The assigned repurchase rights may be structured so that they will subsequently lapse (and the shares will immediately vest) upon an involuntary termination of lie participant's service within 18 months following the effective date of the acquisition.

B.       Tax Consequences

An individual who is issued vested shares of Common Stock under the stock issuance program will recognize ordinary income in the year of purchase equal to the excess of the fair market value of the shares on the purchase date over the purchase price paid for those shares. Federal and state income and employment taxes will have to be withheld or collected from such individual at the time the shares are issued.

An individual who is issued unvested shares of Common Stock will not recognize any taxable income at the time the unvested shares are issued but will have to report as ordinary income, for the taxable year in which his or her interest in such shares vests, an amount equal to the excess of tie fair market value of the shares at the time of vesting over the purchase price paid for such shares. Such individual may, however, elect under Section 83(b) of the Internal Revenue Code to be taxed in the year of purchase on the excess (if any) of the fair market value of the unvested shares at the time of purchase over the purchase price paid for those shares, and such individual will thereby avoid the recognition of income as and when the shares subsequently vest. Such election must be filed with the Internal Revenue Service within 30 days after the purchase of the unvested shares.

The Corporation will be entitled to a deduction in an amount equal to the ordinary income recognized by the recipient.

IV.      IMPLEMENTATION

The steps implementing the proposed Plan are as follows:

(i) Board Authorization: The Board resolutions (Tab 10) authorize the adoption of the Plan and empower selected officers to implement the Plan.

(ii) Option Grants and Stock Issuances: The plan administrator may make one or more option grants or stock issuances at any time after the adoption of the Plan. However, no options may be exercised, and no shares may be issued under the Plan, prior to stockholder approval of the Plan, unless otherwise provided for in the Plan.

(iii) Stockholder Approval: The Plan must be submitted for stockholder approval, either at a meeting or by consent resolution, within 12 months after the date the Board adopts the Plan.

(iv) Regulatory Approvals: The Plan has been structured to qualify for an exemption from the registration requirements of both the Federal and the California state securities laws,1 and option grants and stock issuances may accordingly be made to California residents without the need to obtain a permit from the California Department of Corporations. In order to qualify for this exemption, however, a filing must be made with the California Department of Corporations within 30 days after the date the first option grant or stock issuance is made under the Plan (Tab 11). However, if plan participants reside in states other than California, the securities laws of those states must be examined to determine whether qualification or registration of the Plan is required in one or more of those states.

(v) Question & Answer Summary: Individuals who are granted options under the Plan should be provided with the Question & Answer Summary (Tab 12) setting forth the principal features of the Option Grant Program and the federal tax and securities law implications of their grants. Recipients of direct stock issuances under the Plan should receive a copy of the Question & Answer Summary (Tab 13) for that program.

LAW OFFICES OF CHRISTOPHER P. FLANNERY ______________________________________ CHRISTOPHER P. FLANNERY DATED: October 29, 2010

1 Federal exemption is Rule 70); California state exemption is contained at California Corporations Code Section 25102(o).

CAMELOT ENTERTAINMENT GROUP, INC.

2011 STOCK OPTION/STOCK ISSUANCE PLAN

ARTICLE ONE

GENERAL PROVISIONS

I.      PURPOSE OF THE PLAN

This 2011 Stock Option/Stock Issuance Plan is intended to promote the interests of Camelot Entertainment Group, Inc., a California corporation, by providing eligible persons in the Corporation’s employ or service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to continue in such employ or service.

Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

II.     STRUCTURE OF THE PLAN

A.           The Plan shall be divided into two separate equity programs:

(i)           the Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock, and

(ii)           the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary).

B.           The provisions of Articles One and Four shall apply to both equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.

III.   ADMINISTRATION OF THE PLAN

A.           The Plan shall be administered by the Board.  However, any or all administrative functions otherwise exercisable by the Board may be delegated to the Committee.  Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.  The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

B.           The Plan Administrator shall have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding options or stock issuances thereunder as it may deem necessary or advisable.  Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any option grant or stock issuance thereunder.

IV.   ELIGIBILITY

A.           The persons eligible to participate in the Plan are as follows:

(i)           employees,

(ii)           non-employee members of the Board or the non-employee members of the board of directors of any Parent or Subsidiary, and

(iii)           consultants and other independent advisors who provide Services to the Corporation (or any Parent or Subsidiary).

B.           The Plan Administrator shall have full authority to determine, (i) with respect to the grants made under the Option Grant Program, which eligible persons are to receive such  grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding, and (ii) with respect to stock issuances made under the Stock Issuance Program, which eligible persons are to receive such issuances, the time or times when those issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration to be paid by the Participant for such shares.

C.           The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

V.   STOCK SUBJECT TO THE PLAN

A.           The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock.  The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 400,000,000 shares.

B.           Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent: (i) the options expire or terminate for any reason prior to exercise in full; or (ii) the options are cancelled in accordance with the cancellation-regrant provisions of Article Two.  Unvested shares issued under the Plan and subsequently repurchased by the Corporation, at the option exercise or direct issue price paid per share, pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan.

C.           Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to: (i) the maximum number and/or class of securities issuable under the Plan; and (ii) the number and/or class of securities and the exercise price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder.  The adjustments determined by the Plan Administrator shall be final, binding and conclusive.  In no event shall any such adjustments be made in connection with the conversion of one or more outstanding shares of the Corporation’s preferred stock into shares of Common Stock.

ARTICLE TWO

OPTION GRANT PROGRAM

I.      OPTION TERMS

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below.  Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

A.           Exercise Price.

1.           The exercise price per share shall be fixed by the Plan Administrator in accordance with the following provisions:

(i)           The exercise price per share shall not be less than 100% of the Fair Market Value per share of Common Stock on the option grant date.

(ii)           If the person to whom the option is granted is a 10% Stockholder, then the exercise price per share shall not be less than 110% of the Fair Market Value per share of Common Stock on the option grant date.

2.           The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Four and the documents evidencing the option, be payable in cash or check made payable to the Corporation.  Should the Common Stock be registered under Section 12 of the 1934 Act at the time the option is exercised, then the exercise price may also be paid as follows:

(i)           in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

(ii)           to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions (A) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (B) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B.           Exercise and Term of Options.  Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option grant.  However, no option shall have a term in excess of ten years measured from the option grant date.

C.           Effect of Termination of Service.

1.           The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

(i)           Should the Optionee cease to remain in Service for any reason other than death, Disability or Misconduct, then the Optionee shall have a period of three months following the date of such cessation of Service during which to exercise each outstanding option held by such Optionee.

(ii)           Should Optionee’s Service terminate by reason of Disability, then the Optionee shall have a period of 12 months following the date of such cessation of Service during which to exercise each outstanding option held by such Optionee.

(iii)           If the Optionee dies while holding an outstanding option, then the personal representative of his or her estate or the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or the Optionee’s designated beneficiary or beneficiaries of that option shall have a 12 month period following the date of the Optionee’s death to exercise such option.

(iv)           Under no circumstances, however, shall any such option be exercisable after the specified expiration of the option term.

(v)           During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s cessation of Service.  Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised.  However, the option shall, immediately upon the Optionee’s cessation of Service, terminate and cease to be outstanding with respect to any and all option shares for which the option is not otherwise at the time exercisable or in which the Optionee is not otherwise at that time vested.

(vi)           Should Optionee’s Service be terminated for Misconduct or should Optionee otherwise engage in Misconduct while holding one or more outstanding options under the Plan, then all those options shall terminate immediately and cease to remain outstanding.

2.           The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(i)           extend the period of time for which the option is to remain exercisable following Optionee’s cessation of Service or death from the limited period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term; and/or

(ii)           permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested under the option had the Optionee continued in Service.

D.           Stockholder Rights.  The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become the recordholder of the purchased shares.

E.           Unvested Shares.  The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock.  Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares.  The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.  The Plan Administrator may not impose a vesting schedule upon any option grant or the shares of Common Stock subject to that option which is more restrictive than 20% per year vesting, with the initial vesting to occur not later than one year after the option grant date.  However, such limitation shall not be applicable to any option grants made to individuals who are officers of the Corporation, non-employee Board members or independent consultants.

F.           Limited Transferability of Options.  An Incentive Stock Option shall be exercisable only by the Optionee during his or her lifetime and shall not be assignable or transferable other than by will or by the laws of inheritance following the Optionee’s death. A Non-Statutory Option may be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s family or to a trust established exclusively for one or more such family members or to Optionee’s former spouse, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order.  The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the Non-Statutory Option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.  Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under the Plan, and  those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options.  Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

II.   INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options.  Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Four shall be applicable to Incentive Options.  Options which are specifically designated as Non-Statutory Options shall not be subject to the terms of this Section II.

A.           Eligibility.  Incentive Options may only be granted to Employees.

B.           Exercise Price.  The exercise price per share shall not be less than 100% of the Fair Market Value per share of Common Stock on the option grant date.

C.           Dollar Limitation.  The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of $1,000,000.  To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

III.   CORPORATE TRANSACTION

A.           The shares subject to each option outstanding under the Plan at the time of a Corporate Transaction shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all of the shares of Common Stock at the time subject to that option and may be exercised for any or all of those shares as fully-vested shares of Common Stock.  However, the shares subject to an outstanding option shall not vest on such an accelerated basis if and to the extent:  (i) such option is assumed by the successor corporation (or parent thereof) in the Corporate Transaction and any repurchase rights of the Corporation with respect to the unvested option shares are concurrently assigned to such successor corporation (or parent thereof); or (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to those unvested option shares; or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant.

B.           All outstanding repurchase rights under the Option Grant Program shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction; or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

C.           Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

D.           Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction, had the option been exercised immediately prior to such Corporate Transaction.  Appropriate adjustments shall also be made to: (i) the number and class of securities available for issuance under the Plan following the consummation of such Corporate Transaction; and (ii) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.  To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, the successor corporation may, in connection with the assumption of the outstanding options under this Plan, substitute one or more shares of its own Common Stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction.

E.           The Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to structure one or more options so that those options shall automatically accelerate and vest in full (and any repurchase rights of the Corporation with respect to the unvested shares subject to those options shall immediately terminate) upon the occurrence of a Corporate Transaction, whether or not those options are to be assumed in the Corporate Transaction.

F.           The Plan Administrator shall also have full power and authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to structure such option so that the shares subject to that option will automatically vest on an accelerated basis should the Optionee’s Service terminate by reason of an Involuntary Termination within a designated period (not to exceed 18 months) following the effective date of any Corporate Transaction in which the option is assumed and the repurchase rights applicable to those shares do not otherwise terminate.  Any option so accelerated shall remain exercisable for the fully-vested option shares until the expiration or sooner termination of the option term.  In addition, the Plan Administrator may provide that one or more of the Corporation’s outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate on an accelerated basis, and the shares subject to those terminated rights shall accordingly vest at that time.

G.           The portion of any Incentive Option accelerated in connection with a Corporate Transaction shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar limitation is not exceeded.  To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

H.           The grant of options under the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.   CANCELLATION AND REGRANT OF OPTIONS

The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Plan and to grant in substitution therefor new options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new option grant date.

ARTICLE THREE

STOCK ISSUANCE PROGRAM

I.      STOCK ISSUANCE TERMS

Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants.  Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below.

A.           Purchase Price.

1.           The purchase price per share shall be fixed by the Plan Administrator but shall not be less than 100% of the Fair Market Value per share of Common Stock on the issue date.  However, the purchase price per share of Common Stock issued to a 10% Stockholder shall not be less than 110% of such Fair Market Value.

2.           Subject to the provisions of Section I of Article Four, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(i)           cash or check made payable to the Corporation; or

(ii)           past Services rendered to the Corporation (or any Parent or Subsidiary).

B.           Vesting Provisions.

1.           Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives.  However, the Plan Administrator may not impose a vesting schedule upon any stock issuance effected under the Stock Issuance Program which is more restrictive than 20% per year vesting, with initial vesting to occur not later than one year after the issuance date.  Such limitation shall not apply to any Common Stock issuances made to the officers of the Corporation, non-employee Board members or independent consultants.

2.           Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

3.           The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested.  Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

4.           Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares.  To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant’s purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to such surrendered shares.

5.           The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule applicable to those shares.  Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies.  Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

II.    CORPORATE TRANSACTION

A.           Upon the occurrence of a Corporate Transaction, all outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, except to the extent: (i) those repurchase rights are assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction; or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

B.           The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation’s repurchase rights with respect to those shares remain outstanding, to provide that those rights shall automatically terminate on an accelerated basis, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant’s Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed 18 months) following the effective date of any Corporate Transaction in which those repurchase rights are assigned to the successor corporation (or parent thereof).

III.   SHARE ESCROW/LEGENDS

Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

ARTICLE FOUR

MISCELLANEOUS

I.      FINANCING

The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Option Grant Program or the purchase price for shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments and secured by the purchased shares.  However, any promissory note delivered by a consultant must be secured by collateral in addition to the purchased shares of Common Stock.  In no event may the maximum credit available to the Optionee or Participant exceed the sum of: (i) the aggregate option exercise price or purchase price payable for the purchased shares; plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

II.   EFFECTIVE DATE AND TERM OF PLAN

A.           The Plan shall become effective when adopted by the Board, but no option granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation’s stockholders.  If such stockholder approval is not obtained within 12 months after the date of the Board’s adoption of the Plan, then all options previously granted under the Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan.  Subject to such limitation, the Plan Administrator may grant options and issue shares under the Plan at any time after the effective date of the Plan and before the date fixed herein for termination of the Plan.

B.           The Plan shall terminate upon the earliest of: (i) the expiration of the ten year period measured from the date the Plan is adopted by the Board; (ii) the date on which all shares available for issuance under the Plan shall have been issued as vested shares; or (iii) the termination of all outstanding options in connection with a Corporate Transaction.  All options and unvested stock issuances outstanding at the time of a clause (i) termination event shall continue to have full force and effect in accordance with the provisions of the documents evidencing those options or issuances.

III.   AMENDMENT OF THE PLAN

A.           The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects.  However, no such amendment or modification shall adversely affect the rights and obligations with respect to options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification.  In addition, certain amendments may require stockholder approval pursuant to applicable laws and regulations.

B.           Options may be granted under the Option Grant Program and shares may be issued under the Stock Issuance Program which are in each instance in excess of the number of shares of Common Stock then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan.  If such stockholder approval is not obtained within 12 months after the date the first such excess grants or issuances are made, then: (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding; and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

IV.   USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

V.   WITHHOLDING

The Corporation’s obligation to deliver shares of Common Stock upon the exercise of any options granted under the Plan or upon the issuance or vesting of any shares issued under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

VI.   REGULATORY APPROVALS

The implementation of the Plan, the granting of any options under the Plan and the issuance of any shares of Common Stock: (i) upon the exercise of any option; or (ii) under the Stock Issuance Program shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the shares of Common Stock issued pursuant to it.

VII.   NO EMPLOYMENT OR SERVICE RIGHTS

Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

VII.           FINANCIAL REPORTS

The Corporation shall deliver a balance sheet and an income statement at least annually to each individual holding an outstanding option under the Plan, unless such individual is a key Employee whose duties in connection with the Corporation (or any Parent or Subsidiary) assure such individual access to equivalent information.

APPENDIX

The following definitions shall be in effect under the Plan:

A.           Board shall mean the Corporation’s Board of Directors.

B.           Code shall mean the Internal Revenue Code of 1986, as amended.

C.           Committee shall mean a committee of two or more Board members appointed by the Board to exercise one or more administrative functions under the Plan.

D.           Common Stock shall mean the Corporation’s common stock.

E.           Corporate Transaction shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

(i)           a merger or consolidation in which securities possessing more than 50% of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

(ii)           the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation.

F.           Corporation shall mean Camelot Entertainment Group, Inc., a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of Camelot Entertainment Group, Inc. which shall by appropriate action adopt the Plan.

G.           Disability shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Plan Administrator on the basis of such medical evidence as the Plan Administrator deems warranted under the circumstances.

H.           Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

I.           Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

J.           Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)           If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal.  If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii)           If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal.  If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii)           If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the Nasdaq National Market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

K.           Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

L.           Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

(i)           such individual’s involuntary dismissal or discharge by the Corporation for reasons other than Misconduct; or

(ii)           such individual’s voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than 15% or (C) a relocation of such individual’s place of employment by more than 50 miles, provided and only if such change, reduction or relocation is effected without the individual’s consent.

M.           Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner.  The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss any Optionee or Participant or other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.

N.           1934 Act shall mean the Securities Exchange Act of 1934, as amended.

O.           Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

P.           Option Grant Program shall mean the option grant program in effect under the Plan.

Q.           Optionee shall mean any person to whom an option is granted under the Plan.

R.           Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

S.           Participant shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

T.           Plan shall mean the Corporation’s 2011 Stock Option/Stock Issuance Plan, as set forth in this document.

U.           Plan Administrator shall mean either the Board or the Committee acting in its capacity as administrator of the Plan.

V.           Service shall mean the provision of services to the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant.

W.           Stock Exchange shall mean the Nasdaq Stock Exchange, American Stock Exchange or the New York Stock Exchange.

X.           Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

Y.           Stock Issuance Program shall mean the stock issuance program in effect under the Plan.

Z.           Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

AA.           10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than 10% of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

CAMELOT ENTERTAINMENT GROUP, INC.

NOTICE OF GRANT OF STOCK OPTION

Notice is hereby given of the following option grant (the “Option”) to purchase shares of the Common Stock of Camelot Entertainment Group, Inc. (the “Corporation”):

Optionee:

Grant Date:

Vesting Commencement Date (if applicable):

Exercise Price:  $_________________________ per share

Number of Option Shares:  _________________ shares of Common Stock

Expiration Date:

Type of Option:	____________	Incentive Stock Option
	____________	Non-Statutory Stock Option

Date Exercisable:  Immediately Exercisable

Type of Vesting:	____________	Immediately Vested
	____________	Subject to Vesting Schedule

Vesting Schedule:  The Option Shares shall initially be unvested and subject to repurchase by the Corporation at the Exercise Price paid per share.  Optionee shall acquire a vested interest in, and the Corporation’s repurchase right shall accordingly lapse with respect to: (i) 25% of the Option Shares upon Optionee’s completion of one year of Service measured from the Vesting Commencement Date;  and (ii) the balance of the Option Shares in a series of 36 successive equal monthly installments upon Optionee’s completion of each additional month of Service over the 36 month period measured from the first anniversary of the Vesting Commencement Date.  In no event shall any additional Option Shares vest after Optionee’s cessation of Service.

Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Camelot Entertainment Group, Inc. 2011 Stock Option/Stock Issuance Plan (the “Plan”).  Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A.

Optionee understands that any Option Shares purchased under the Option will be subject to the terms set forth in the Stock Purchase Agreement attached hereto as Exhibit B.

Optionee hereby acknowledges receipt of a copy of the Plan in the form attached hereto as Exhibit C.

REPURCHASE RIGHTS.  OPTIONEE HEREBY AGREES THAT ALL OPTION SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO CERTAIN REPURCHASE RIGHTS AND RIGHTS OF FIRST REFUSAL EXERCISABLE BY THE CORPORATION AND ITS ASSIGNS.  THE TERMS OF SUCH RIGHTS ARE SPECIFIED IN THE ATTACHED STOCK PURCHASE AGREEMENT.

At Will Employment.  Nothing in this notice or in the attached Stock Option Agreement or Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason, with or without cause.

Definitions.  All capitalized terms in this notice shall have the meaning assigned to them in this notice or in the attached Stock Option Agreement.

DATED: __________________,  ___________

CAMELOT ENTERTAINMENT GROUP, INC.
BY:
ITS:

OPTIONEE

Address:

Attachments:
Exhibit A - Stock Option Agreement
Exhibit B - Stock Purchase Agreement
Exhibit C - 2011 Stock Option/Stock Issuance Plan

EXHIBIT A

STOCK OPTION AGREEMENT

CAMELOT ENTERTAINMENT GROUP, INC.

STOCK OPTION AGREEMENT

RECITALS

A.           The Board has adopted the Plan for the purpose of retaining the services of selected Employees, non-employee members of the Board or the board of directors of any Parent or Subsidiary and consultants and other independent advisors in the service of the Corporation (or any Parent or Subsidiary).

B.           Optionee is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation’s grant of an option to Optionee.

C.           All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

NOW, THEREFORE, it is hereby agreed as follows:

1.           Grant of Option.  The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice.  The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

2.           Option Term.  This option shall have a term of ten years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

3.           Limited Transferability.

(a)           This option shall be neither transferable nor assignable by Optionee other than by will or the laws of inheritance following Optionee’s death and may be exercised, during Optionee’s lifetime, only by Optionee.  However, Optionee may  designate one or more persons as the beneficiary or beneficiaries of this option, and  this option shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding this option.  Such beneficiary or beneficiaries shall take the transferred option subject to all the terms and conditions of this Agreement, including (without limitation) the limited time period during which this option may, pursuant to Paragraph 5, be exercised following Optionee’s death.

(b)           If this option is designated a Non-Statutory Option in the Grant Notice, then this option may be assigned in whole or in part during Optionee’s lifetime to one or more members of Optionee’s family or to a trust established for the exclusive benefit of one or more such family members or to Optionee’s former spouse, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order.  The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment.  The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment.

4.           Dates of Exercise.  This option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice.  As the option becomes exercisable for such installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.

5.           Cessation of Service.  The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

(a)           Should Optionee cease to remain in Service for any reason (other than death, Disability or Misconduct) while holding this option, then Optionee shall have a period of three months (commencing with the date of such cessation of Service) during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

(b)           Should Optionee die while holding this option, then the personal representative of Optionee’s estate or the person or persons to whom the option is transferred pursuant to Optionee’s will or the laws of inheritance shall have the right to exercise this option.  However, if Optionee has designated one or more beneficiaries of this option, then those persons shall have the exclusive right to exercise this option following Optionee’s death.  Any such right to exercise this option shall lapse, and this option shall cease to be outstanding, upon the earlier of (i) the expiration of the 12 month period measured from the date of Optionee’s death or (ii) the Expiration Date.

(c)           Should Optionee cease Service by reason of Disability while holding this option, then Optionee shall have a period of 12 months (commencing with the date of such cessation of Service) during which to exercise this option.  In no event shall this option be exercisable at any time after the Expiration Date.

Note:  Exercise of this option on a date later than three months following cessation of Service due to Disability will result in loss of favorable Incentive Option treatment, unless such Disability constitutes Permanent Disability.  In the event that Incentive Option treatment is not available, this option will be taxed as a Non-Statutory Option upon exercise.

(d)           During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of Option Shares in which Optionee is, at the time of Optionee’s cessation of Service, vested pursuant to the Vesting Schedule specified in the Grant Notice or the special vesting acceleration provisions of Paragraph 6.  Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any vested Option Shares for which the option has not been exercised.  To the extent Optionee is not vested in one or more Option Shares at the time of Optionee’s cessation of Service, this option shall immediately terminate and cease to be outstanding with respect to those shares.

(e)           Should Optionee’s Service be terminated for Misconduct or should Optionee otherwise engage in Misconduct while this option is outstanding, then this option shall terminate immediately and cease to remain outstanding.

6.           Accelerated Vesting.

(a)           In the event of any Corporate Transaction, the Option Shares at the time subject to this option but not otherwise vested shall automatically vest in full so that this option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all of the Option Shares as fully-vested shares and may be exercised for any or all of those Option Shares as vested shares.  However, the Option Shares shall not vest on such an accelerated basis if and to the extent:  (i) this option is assumed by the successor corporation (or parent thereof) in the Corporate Transaction and the Corporation’s repurchase rights with respect to the unvested Option Shares are assigned to such successor corporation (or parent thereof) or (ii) this option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested Option Shares at the time of the Corporate Transaction (the excess of the Fair Market Value of those Option Shares over the Exercise Price payable for such shares) and provides for subsequent payout in accordance with the same Vesting Schedule applicable to those unvested Option Shares as set forth in the Grant Notice.

(b)           Immediately following the Corporate Transaction, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) in connection with the Corporate Transaction.

(c)           If this option is assumed in connection with a Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.  To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, the successor corporation may, in connection with the assumption of this option, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction.

(d)           This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

7.           Adjustment in Option Shares.  Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to: (i) the total number and/or class of securities subject to this option; and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

8.           Stockholder Rights.  The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become the record holder of the purchased shares.

9.           Manner of Exercising Option.

(a)           In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

(i)           Execute and deliver to the Corporation a Purchase Agreement for the Option Shares for which the option is exercised.

(ii)           Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

(A)           cash or check made payable to the Corporation; or

(B)           a promissory note payable to the Corporation, but only to the extent authorized by the Plan Administrator in accordance with Paragraph 14.

Should the Common Stock be registered under Section 12 of the 1934 Act at the time the option is exercised, then the Exercise Price may also be paid as follows:

(C)           in shares of Common Stock held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

(D)           to the extent the option is exercised for vested Option Shares, through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (a) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Purchase Agreement delivered to the Corporation in connection with the option exercise.

(iii)           Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

(iv)           Execute and deliver to the Corporation such written representations as may be requested by the Corporation in order for it to comply with the applicable requirements of Federal and state securities laws.

(v)           Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the option exercise.

(b)           As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

(c)           In no event may this option be exercised for any fractional shares.

10.           REPURCHASE RIGHTS.  ALL OPTION SHARES ACQUIRED UPON THE EXERCISE OF THIS OPTION SHALL BE SUBJECT TO CERTAIN RIGHTS OF THE CORPORATION AND ITS ASSIGNS TO REPURCHASE THOSE SHARES IN ACCORDANCE WITH THE TERMS SPECIFIED IN THE PURCHASE AGREEMENT.

11.           Compliance with Laws and Regulations.

(a)           The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

(b)           The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained.  The Corporation, however, shall use its best efforts to obtain all such approvals.

12.           Successors and Assigns.  Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee’s assigns and the legal representatives, heirs and legatees of Optionee’s estate.

13.           Notices.  Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices.  Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee’s signature line on the Grant Notice.  All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

14.           Financing.  The Plan Administrator may, in its absolute discretion and without any obligation to do so, permit Optionee to pay the Exercise Price for the purchased Option Shares by delivering a full-recourse, interest-bearing promissory note secured by those Option Shares.  The payment schedule in effect for any such promissory note shall be established by the Plan Administrator in its sole discretion.

Note:   If the Optionee is a consultant, then the promissory note delivered in payment of the Exercise Price must be secured by collateral other than the purchased Option Shares.

15.           Construction.  This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan.  All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

16.           Governing Law.  The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

17.           Exclusive Jurisdiction and Venue.  The Parties agree that the Courts of the County of Orange, State of California shall have sole and exclusive jurisdiction and venue for the resolution of all disputes arising under the terms of this Agreement and the transactions contemplated herein.

18.           Stockholder Approval.  If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may be issued under the Plan as last approved by the stockholders, then this option shall be void with respect to such excess shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.

19.           Additional Terms Applicable to an Incentive Option.  In the event this option is designated an Incentive Option in the Grant Notice, the following terms and conditions shall also apply to the grant:

(a)           This option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent) this option is exercised for one or more Option Shares: (i) more than three months after the date Optionee ceases to be an Employee for any reason other than death or Permanent Disability or (ii) more than 12 months after the date Optionee ceases to be an Employee by reason of Permanent Disability.

(b)           This option shall not become exercisable in the calendar year in which granted if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which this option would otherwise first become exercisable in such calendar year would, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock and any other securities for which one or more other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed $1,000,000 in the aggregate.  To the extent the exercisability of this option is deferred by reason of the foregoing limitation, the deferred portion shall become exercisable in the first calendar year or years thereafter in which the $1,000,000 limitation of this Paragraph 18(b) would not be contravened, but such deferral shall in all events end immediately prior to the effective date of a Corporate Transaction in which this option is not to be assumed, whereupon the option shall become immediately exercisable as a Non-Statutory Option for the deferred portion of the Option Shares.

(c)           Should Optionee hold, in addition to this option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as this option, then the foregoing limitations on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

(SIGNATURE PAGE IMMEDIATELY FOLLOWS)

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

CAMELOT ENTERTAINMENT GROUP, INC.
BY:
ITS:

Address:

OPTIONEE

Address:

APPENDIX

The following definitions shall be in effect under the Agreement:

A.           Agreement shall mean this Stock Option Agreement.

B.           Board shall mean the Corporation’s Board of Directors.

C.           Code shall mean the Internal Revenue Code of 1986, as amended.

D.           Common Stock shall mean the Corporation’s common stock.

E.           Corporate Transaction shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

(i)           a merger or consolidation in which securities possessing more than 50% of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

(ii)           the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation.

F.           Corporation shall mean Camelot Entertainment Group, Inc., a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of Camelot Entertainment Group, Inc. which shall be appropriate action assume this option.

G.           Disability shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Plan Administrator on the basis of such medical evidence as the Plan Administrator deems warranted under the circumstances.  Disability shall be deemed to constitute Permanent Disability in the event that such Disability is expected to result in death or has lasted or can be expected to last for a continuous period of 12 months or more.

H.           Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

I.           Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

J.           Exercise Price shall mean the exercise price payable per Option Share as specified in the Grant Notice.

K.           Expiration Date shall mean the date on which the option expires as specified in the Grant Notice.

L.           Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)           If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal.  If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii)           If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal.  If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii)           If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the Nasdaq National Market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

M.           Grant Date shall mean the date of grant of the option as specified in the Grant Notice.

N.           Grant Notice shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

O.           Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

P.           Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner.  The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss the Optionee or any other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan or this Agreement, to constitute grounds for termination for Misconduct.

Q.           1934 Act shall mean the Securities Exchange Act of 1934, as amended.

R.           Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

S.           Option Shares shall mean the number of shares of Common Stock subject to the option.

T.           Optionee shall mean the person to whom the option is granted as specified in the Grant Notice.

U.           Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

V.           Plan shall mean the Corporation’s 2011 Stock Option/Stock Issuance Plan.

W.           Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

X.           Purchase Agreement shall mean the stock purchase agreement in substantially the form of Exhibit B to the Grant Notice.

Y.           Service shall mean the Optionee’s performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant.

Z.           Stock Exchange shall mean the Nasdaq Stock Exchange, American Stock Exchange or the New York Stock Exchange.

AA.           Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

BB.           Vesting Schedule shall mean the vesting schedule specified in the Grant Notice pursuant to which the Optionee is to vest in the Option Shares in a series of installments over his or her period of Service.

ADDENDUM
TO
STOCK OPTION AGREEMENT

The following provisions are hereby incorporated into, and are hereby made a part of, that certain Stock Option Agreement (the “Option Agreement”) by and between Camelot Entertainment Group, Inc. (the “Corporation”) and ________________________ (“Optionee”) evidencing the stock option (the “Option”) granted on this date to Optionee under the terms of the Corporation’s 2011 Stock Option/Stock Issuance Plan, and such provisions shall be effective immediately.  All capitalized terms in this Addendum, to the extent not otherwise defined herein, shall have the meanings assigned to them in the Option Agreement.

INVOLUNTARY TERMINATION FOLLOWING
CORPORATE TRANSACTION

1.           If the Option is to be assumed by the successor corporation (or the parent thereof) in connection with a Corporate Transaction, then none of the Option Shares shall, in accordance with Paragraph 6 of the Option Agreement, vest on an accelerated basis upon the occurrence of that Corporate Transaction, and Optionee shall accordingly continue, over his or her period of Service following the Corporate Transaction, to vest in the Option Shares in one or more installments in accordance with the provisions of the Option Agreement.  However, upon an Involuntary Termination of Optionee’s Service within 18 months following such Corporate Transaction, all the Option Shares at the time subject to the Option shall automatically vest in full on an accelerated basis so that the Option shall immediately become exercisable for all the Option Shares as fully-vested shares and may be exercised for any or all of those Option Shares as vested shares.  The Option shall remain so exercisable until the earlier of: (i) the Expiration Date; or (ii) the expiration of the one year period measured from the date of the Involuntary Termination.

2.           For purposes of this Addendum, an Involuntary Termination shall mean the termination of Optionee’s Service by reason of:

(i)              Optionee’s involuntary dismissal or discharge by the Corporation for reasons other than for Misconduct; or

(ii)              Optionee’s voluntary resignation following: (A) a change in Optionee’s position with the Corporation (or Parent or Subsidiary employing Optionee) which materially reduces Optionee’s duties and responsibilities or the level of management to which he or she reports; (B) a reduction in Optionee’s level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based incentive programs) by more than 15%; or (C) a relocation of Optionee’s place of employment by more than 50 miles, provided and only if such change, reduction or relocation is effected by the Corporation without Optionee’s consent.

3.           The provisions of Paragraph 1 of this Addendum shall govern the period for which the Option is to remain exercisable following the Involuntary Termination of Optionee’s Service within 18 months after the Corporate Transaction and shall supersede any provisions to the contrary in Paragraph 5 of the Option Agreement.  The provisions of this Addendum shall also supersede any provisions to the contrary in Paragraph 18 of the Option Agreement concerning the deferred exercisability of the Option.

IN WITNESS WHEREOF, Camelot Entertainment Group, Inc. has caused this Addendum to be executed by its duly authorized officer as of the Effective Date specified below.

CAMELOT ENTERTAINMENT GROUP, INC.
BY:
ITS:

EFFECTIVE DATE:  ________________ , _______

EXHIBIT B

STOCK PURCHASE AGREEMENT

CAMELOT ENTERTAINMENT GROUP, INC.
STOCK PURCHASE AGREEMENT

AGREEMENT made this _____ day of ___________________, _____ by and between Camelot Entertainment Group, Inc., a Delaware corporation, and _____________________, Optionee under the Corporation’s 2011 Stock Option/Stock Issuance Plan.

All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement or in the attached Appendix.

A.           EXERCISE OF OPTION

1.           Exercise.  Optionee hereby purchases _______ shares of Common Stock (the “Purchased Shares”) pursuant to that certain option (the “Option”) granted Optionee on ____________________, _______ (the “Grant Date”) to purchase up to _______________ shares of Common Stock (the “Option Shares”) under the Plan at the exercise price of $___________ per share (the “Exercise Price”).

2.           Payment.  Concurrently with the delivery of this Agreement to the Corporation, Optionee shall pay the Exercise Price for the Purchased Shares in accordance with the provisions of the Option Agreement and shall deliver whatever additional documents may be required by the Option Agreement as a condition for exercise, together with a duly-executed blank Assignment Separate from Certificate (in the form attached hereto as Exhibit I) with respect to the Purchased Shares.

3.           Stockholder Rights.  Until such time as the Corporation exercises the Repurchase Right, Optionee (or any successor in interest) shall have all the rights of a stockholder (including voting, dividend and liquidation rights) with respect to the Purchased Shares, subject, however, to the transfer restrictions of Articles B and C.

B.           SECURITIES LAW COMPLIANCE

1.           Restricted Securities.  The Purchased Shares have not been registered under the 1933 Act and are being issued to Optionee in reliance upon the exemption from such registration provided by SEC Rule 701 for stock issuances under compensatory benefit plans such as the Plan.  Optionee hereby confirms that Optionee has been informed that the Purchased Shares are restricted securities under the 1933 Act and may not be resold or transferred unless the Purchased Shares are first registered under the Federal securities laws or unless an exemption from such registration is available.  Accordingly, Optionee hereby acknowledges that Optionee is prepared to hold the Purchased Shares for an indefinite period and that Optionee is aware that SEC Rule 144 issued under the 1933 Act which exempts certain resales of unrestricted securities is not presently available to exempt the resale of the Purchased Shares from the registration requirements of the 1933 Act.

2.           Restrictions on Disposition of Purchased Shares.  Optionee shall make no disposition of the Purchased Shares (other than a Permitted Transfer) unless and until there is compliance with all of the following requirements:

(i)           Optionee shall have provided the Corporation with a written summary of the terms and conditions of the proposed disposition.

(ii)           Optionee shall have complied with all requirements of this Agreement applicable to the disposition of the Purchased Shares.

(iii)           Optionee shall have provided the Corporation with written assurances, in form and substance satisfactory to the Corporation, that (a) the proposed disposition does not require registration of the Purchased Shares under the 1933 Act or (b) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or any exemption from registration available under the 1933 Act (including Rule 144) has been taken.

The Corporation shall not be required (i) to transfer on its books any Purchased Shares which have been sold or transferred in violation of the provisions of this Agreement or (ii) to treat as the owner of the Purchased Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the Purchased Shares have been transferred in contravention of this Agreement.

3.           Restrictive Legends.  The stock certificates for the Purchased Shares shall be endorsed with one or more of the following restrictive legends:

“The shares represented by this certificate have not been registered under the Securities Act of 1933.  The shares may not be sold or offered for sale in the absence of (a) an effective registration statement for the shares under such Act, (b) a “no action” letter of the Securities and Exchange Commission with respect to such sale or offer or (c) satisfactory assurances to the Corporation that registration under such Act is not required with respect to such sale or offer.”

“The shares represented by this certificate are subject to certain repurchase rights and rights of first refusal granted to the Corporation and accordingly may not be sold, assigned, transferred, encumbered, or in any manner disposed of except in conformity with the terms of a written agreement dated ____________, ______ between the Corporation and the registered holder of the shares (or the predecessor in interest to the shares).  A copy of such agreement is maintained at the Corporation’s principal corporate offices.”

C.           TRANSFER RESTRICTIONS

1.           Restriction on Transfer.  Except for any Permitted Transfer, Optionee shall not transfer, assign, encumber or otherwise dispose of any of the Purchased Shares which are subject to the Repurchase Right.  In addition, Purchased Shares which are released from the Repurchase Right shall not be transferred, assigned, encumbered or otherwise disposed of in contravention of the First Refusal Right or the Market Stand-Off.

2.           Transferee Obligations.  Each person (other than the Corporation) to whom the Purchased Shares are transferred by means of a Permitted Transfer must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Corporation that such person is bound by the provisions of this Agreement and that the transferred shares are subject to (i) the Repurchase Right, (ii) the First Refusal Right and (iii) the Market Stand-Off, to the same extent such shares would be so subject if retained by Optionee.

3.           Market Stand-Off.

(a)           In connection with any underwritten public offering by the Corporation of its equity securities pursuant to an effective registration statement filed under the 1933 Act, including the Corporation’s initial public offering, Owner shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Purchased Shares without the prior written consent of the Corporation or its underwriters.  Such restriction (the “Market Stand-Off”) shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by the Corporation or such underwriters.  In no event, however, shall such period exceed 180 days, and the Market Stand-Off shall in no event be applicable to any underwritten public offering effected more than two years after the effective date of the Corporation’s initial public offering.

(b)           Owner shall be subject to the Market Stand-Off provided and only if the officers and directors of the Corporation are also subject to similar restrictions.

(c)           Any new, substituted or additional securities which are by reason of any Recapitalization or Reorganization distributed with respect to the Purchased Shares shall be immediately subject to the Market Stand-Off, to the same extent the Purchased Shares are at such time covered by such provisions.

(d)           In order to enforce the Market Stand-Off, the Corporation may impose stop-transfer instructions with respect to the Purchased Shares until the end of the applicable stand-off period.

D.           REPURCHASE RIGHT

1.           Grant.  The Corporation is hereby granted the right (the “Repurchase Right”), exercisable at any time during the 60 day period following the date Optionee ceases for any reason to remain in Service or (if later) during the 60 day period following the execution date of this Agreement, to repurchase at the Exercise Price any or all of the Purchased Shares in which Optionee is not, at the time of his or her cessation of Service,  vested in accordance with the Vesting Schedule applicable to those shares or the special vesting acceleration provisions of Paragraph D.6 of this Agreement (such shares to be hereinafter referred to as the “Unvested Shares”).

2.           Exercise of the Repurchase Right.  The Repurchase Right shall be exercisable by written notice delivered to each Owner of the Unvested Shares prior to the expiration of the 60 day exercise period.  The notice shall indicate the number of Unvested Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than 30 days after the date of such notice.  The certificates representing the Unvested Shares to be repurchased shall be delivered to the Corporation on the closing date specified for the repurchase.  Concurrently with the receipt of such stock certificates, the Corporation shall pay to Owner, in cash or cash equivalents (including the cancellation of any purchase-money indebtedness), an amount equal to the Exercise Price previously paid for the Unvested Shares which are to be repurchased from Owner.

3.           Termination of the Repurchase Right.  The Repurchase Right shall terminate with respect to any Unvested Shares for which it is not timely exercised under Paragraph D.2.  In addition, the Repurchase Right shall terminate and cease to be exercisable with respect to any and all Purchased Shares in which Optionee vests in accordance with the Vesting Schedule.  All Purchased Shares as to which the Repurchase Right lapses shall, however, remain subject to: (i) the First Refusal Right; and (ii) the Market Stand-Off.

4.           Aggregate Vesting Limitation.  If the Option is exercised in more than one increment so that Optionee is a party to one or more other Stock Purchase Agreements (the “Prior Purchase Agreements”) which are executed prior to the date of this Agreement, then the total number of Purchased Shares as to which Optionee shall be deemed to have a fully-vested interest under this Agreement and all Prior Purchase Agreements shall not exceed in the aggregate the number of Purchased Shares in which Optionee would otherwise at the time be vested, in accordance with the Vesting Schedule, had all the Purchased Shares (including those acquired under the Prior Purchase Agreements) been acquired exclusively under this Agreement.

5.           Recapitalization.  Any new, substituted or additional securities or other property (including cash paid other than as a regular cash dividend) which is by reason of any Recapitalization distributed with respect to the Purchased Shares shall be immediately subject to the Repurchase Right and any escrow requirements hereunder, but only to the extent the Purchased Shares are at the time covered by such right or escrow requirements.  Appropriate adjustments to reflect such distribution shall be made to the number and/or class of Purchased Shares subject to this Agreement and to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such Recapitalization upon the Corporation’s capital structure; provided, however, that the aggregate purchase price shall remain the same.

6.           Corporate Transaction.

(a)           The Repurchase Right shall automatically terminate in its entirety, and all the Purchased Shares shall vest in full, immediately prior to the consummation of any Corporate Transaction, except to the extent the Repurchase Right is to be assigned to the successor entity in such Corporate Transaction.

(b)           To the extent the Repurchase Right remains in effect following a Corporate Transaction, such right shall apply to any new securities or other property (including any cash payments) received in exchange for the Purchased Shares in consummation of the Corporate Transaction, but only to the extent the Purchased Shares are at the time covered by such right.  Appropriate adjustments shall be made to the price per share payable upon exercise of the Repurchase Right to reflect the effect of the Corporate Transaction upon the Corporation’s capital structure; provided, however, that the aggregate purchase price shall remain the same.  The new securities or other property (including any cash payments) issued or distributed with respect to the Purchased Shares in consummation of the Corporate Transaction shall be immediately deposited in escrow with the Corporation (or the successor entity) and shall not be released from escrow until Optionee vests in such securities or other property in accordance with the same Vesting Schedule in effect for the Purchased Shares.

E.           SPECIAL TAX ELECTION

The acquisition of the Purchased Shares may result in adverse tax consequences which may be avoided or mitigated by filing an election under Code Section 83(b).  Such election must be filed within 30 days after the date of this Agreement.  A description of the tax consequences applicable to the acquisition of the Purchased Shares and the form for making the Code Section 83(b) election are set forth in Exhibit II.  OPTIONEE SHOULD CONSULT WITH HIS OR HER TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES OF ACQUIRING THE PURCHASED SHARES AND THE ADVANTAGES AND DISADVANTAGES OF FILING THE CODE SECTION 83(b) ELECTION.  OPTIONEE ACKNOWLEDGES THAT IT IS OPTIONEE’S SOLE RESPONSIBILITY, AND NOT THE CORPORATION’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF OPTIONEE REQUESTS THE CORPORATION OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF.

F.           GENERAL PROVISIONS

1.           Assignment.  The Corporation may assign the Repurchase Right and/or the First Refusal Right to any person or entity selected by the Board, including (without limitation) one or more stockholders of the Corporation.

2.           At Will Employment.  Nothing in this Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason, with or without cause.

3.           Notices.  Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party’s signature line on this Agreement or at such other address as such party may designate by ten days advance written notice under this paragraph to all other parties to this Agreement.

4.           No Waiver.  The failure of the Corporation in any instance to exercise the Repurchase Right or the First Refusal Right shall not constitute a waiver of any other repurchase rights and/or rights of first refusal that may subsequently arise under the provisions of this Agreement or any other agreement between the Corporation and Optionee.  No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

5.           Cancellation of Shares.  If the Corporation shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement).  Such shares shall be deemed purchased in accordance with the applicable provisions hereof, and the Corporation shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

G.           MISCELLANEOUS PROVISIONS

1.           Optionee Undertaking.  Optionee hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Optionee or the Purchased Shares pursuant to the provisions of this Agreement.

2.           Agreement is Entire Contract.  This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof.  This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the terms of the Plan.

3.           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without resort to that State’s conflict-of-laws rules.

4.           Exclusive Jurisdiction and Venue.  The Parties agree that the Courts of the County of Orange, State of California shall have sole and exclusive jurisdiction and venue for the resolution of all disputes arising under the terms of this Agreement and the transactions contemplated herein.

5.           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

6.           Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and upon Optionee, Optionee’s permitted assigns and the legal representatives, heirs and legatees of Optionee’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.

(SIGNATURE PAGE IMMEDIATELY FOLLOWS)

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

CAMELOT ENTERTAINMENT GROUP, INC.
BY:
ITS:

Address:

OPTIONEE

Address:

SPOUSAL ACKNOWLEDGMENT

The undersigned spouse of Optionee has read and hereby approves the foregoing Stock Purchase Agreement.  In consideration of the Corporation’s granting Optionee the right to acquire the Purchased Shares in accordance with the terms of such Agreement, the undersigned hereby agrees to be irrevocably bound by all the terms of such Agreement, including (without limitation) the right of the Corporation (or its assigns) to purchase any Purchased Shares in which Optionee is not vested at time of his or her cessation of Service.

OPTIONEE’S SPOUSE

Address:

EXHIBIT I

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED  ____________ hereby sell(s), assign(s) and transfer(s) unto Camelot Entertainment Group, Inc. (the “Corporation”), _______________ (_________) shares of the Common Stock of the Corporation standing in his or her name on the books of the Corporation represented by Certificate No. ________________  herewith and do(es) hereby irrevocably constitute and appoint _____________________  Attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated: ____________________

Signature

Instruction:  Please do not fill in any blanks other than the signature line.  Please sign exactly as you would like your name to appear on the issued stock certificate.  The purpose of this assignment is to enable the Corporation to exercise the Repurchase Right without requiring additional signatures on the part of Optionee.

EXHIBIT II

FEDERAL INCOME TAX CONSEQUENCES AND
SECTION 83(b) TAX ELECTION

I.           Federal Income Tax Consequences and Section 83(b) Election For Exercise of Non-Statutory Option.  If the Purchased Shares are acquired pursuant to the exercise of a Non-Statutory Option, as specified in the Grant Notice, then under Code Section 83, the excess of the Fair Market Value of the Purchased Shares on the date any forfeiture restrictions applicable to such shares lapse over the Exercise Price paid for those shares will be reportable as ordinary income on the lapse date.  For this purpose, the term “forfeiture restrictions” includes the right of the Corporation to repurchase the Purchased Shares pursuant to the Repurchase Right.  However, Optionee may elect under Code Section 83(b) to be taxed at the time the Purchased Shares are acquired, rather than when and as such Purchased Shares cease to be subject to such forfeiture restrictions.  Such election must be filed with the Internal Revenue Service within 30 days after the date of the Agreement.  Even if the Fair Market Value of the Purchased Shares on the date of the Agreement equals the Exercise Price paid (and thus no tax is payable), the election must be made to avoid adverse tax consequences in the future.  The form for making this election is attached as part of this exhibit.  FAILURE TO MAKE THIS FILING WITHIN THE APPLICABLE 30-DAY PERIOD WILL RESULT IN THE RECOGNITION OF ORDINARY INCOME BY OPTIONEE AS THE FORFEITURE RESTRICTIONS LAPSE.

II.           Federal Income Tax Consequences and Conditional Section 83(b) Election For Exercise of Incentive Option.  If the Purchased Shares are acquired pursuant to the exercise of an Incentive Option, as specified in the Grant Notice, then the following tax principles shall be applicable to the Purchased Shares:

(i)         For regular tax purposes, no taxable income will be recognized at the time the Option is exercised.

(ii)         The excess of (a) the Fair Market Value of the Purchased Shares on the date the Option is exercised or (if later) on the date any forfeiture restrictions applicable to the Purchased Shares lapse over (b) the Exercise Price paid for the Purchased Shares will be includible in Optionee’s taxable income for alternative minimum tax purposes.

(iii)         If Optionee makes a disqualifying disposition of the Purchased Shares, then Optionee will recognize ordinary income in the year of such disposition equal in amount to the excess of (a) the Fair Market Value of the Purchased Shares on the date the Option is exercised or (if later) on the date any forfeiture restrictions applicable to the Purchased Shares lapse over (b) the Exercise Price paid for the Purchased Shares.  Any additional gain recognized upon the disqualifying disposition will be either short-term or long-term capital gain depending upon the period for which the Purchased Shares are held prior to the disposition.

(iv)         For purposes of the foregoing, the term “forfeiture restrictions” will include the right of the Corporation to repurchase the Purchased Shares pursuant to the Repurchase Right.  The term “disqualifying disposition” means any sale or other disposition1 of the Purchased Shares within two years after the Grant Date or within one year after the exercise date of the Option.

(v)         In the absence of final Treasury Regulations relating to Incentive Options, it is not certain whether Optionee may, in connection with the exercise of the Option for any Purchased Shares at the time subject to forfeiture restrictions, file a protective election under Code Section 83(b) which would limit Optionee’s ordinary income upon a disqualifying disposition to the excess of the Fair Market Value of the Purchased Shares on the date the Option is exercised over the Exercise Price paid for the Purchased Shares. Accordingly, such election if properly filed will only be allowed to the extent the final Treasury Regulations permit such a protective election.

(vi)         The Code Section 83(b) election will be effective in limiting the Optionee’s alternative minimum taxable income to the excess of the Fair Market Value of the Purchased Shares at the time the Option is exercised over the Exercise Price paid for those shares.

Page 2 of the attached form for making the election should be filed with any election made in connection with the exercise of an Incentive Option.

1  Generally, a disposition of shares purchased under an Incentive Option includes any transfer of legal title, including a transfer by sale, exchange or gift, but does not include a transfer to the Optionee’s spouse, a transfer into joint ownership with right of survivorship if Optionee remains one of the joint owners, a pledge, a transfer by bequest or inheritance or certain tax free exchanges permitted under the Code.

SECTION 83(b) ELECTION

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)	The taxpayer who performed the services is:

Name:
Address:
Taxpayer Ident. No.:

(2)	The property with respect to which the election is being made is _____________ shares of the common stock of Camelot Entertainment Group, Inc.

(3)	The property was issued on ______________, _____.

(4)	The taxable year in which the election is being made is the calendar year _____.

(5)
The property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property at the original purchase price if for any reason taxpayer’s service with the issuer terminates.  The issuer’s repurchase right will lapse in a series of annual and monthly installments over a four year period ending on ___________, 201__.

(6)	The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $__________per share.

(7)	The amount paid for such property is $___________ per share.

(8)	A copy of this statement was furnished to Camelot Entertainment Group, Inc. for whom taxpayer rendered the services underlying the transfer of property.

(9)	This statement is executed on _________________, ______.

Spouse (if any)	Taxpayer

This election must be filed with the Internal Revenue Service Center with which taxpayer files his or her Federal income tax returns and must be made within 30 days after the execution date of the Stock Purchase Agreement.  This filing should be made by registered or certified mail, return receipt requested.  Optionee must retain two copies of the completed form for filing with his or her Federal and state tax returns for the current tax year and an additional copy for his or her records.

The property described in the above Section 83(b) election is comprised of shares of common stock acquired pursuant to the exercise of an incentive stock option under Section 422 of the Internal Revenue Code (the “Code”).  Accordingly, it is the intent of the Taxpayer to utilize this election to achieve the following tax results:

1.           One purpose of this election is to have the alternative minimum taxable income attributable to the purchased shares measured by the amount by which the fair market value of such shares at the time of their transfer to the Taxpayer exceeds the purchase price paid for the shares.  In the absence of this election, such alternative minimum taxable income would be measured by the spread between the fair market value of the purchased shares and the purchase price which exists on the various lapse dates in effect for the forfeiture restrictions applicable to such shares.

2.           Section 421(a)(1) of the Code expressly excludes from income any excess of the fair market value of the purchased shares over the amount paid for such shares.  Accordingly, this election is also intended to be effective in the event there is a “disqualifying disposition” of the shares, within the meaning of Section 421(b) of the Code, which would otherwise render the provisions of Section 83(a) of the Code applicable at that time.  Consequently, the Taxpayer hereby elects to have the amount of disqualifying disposition income measured by the excess of the fair market value of the purchased shares on the date of transfer to the Taxpayer over the amount paid for such shares.  Since Section 421(a) presently applies to the shares which are the subject of this Section 83(b) election, no taxable income is actually recognized for regular tax purposes at this time, and no income taxes are payable, by the Taxpayer as a result of this election. The foregoing election is to be effective to the full extent permitted under the Code.

THIS PAGE 2 IS TO BE ATTACHED TO ANY SECTION 83(b) ELECTION FILED IN CONNECTION WITH THE EXERCISE OF AN INCENTIVE STOCK OPTION UNDER THE FEDERAL TAX LAWS.

APPENDIX

The following definitions shall be in effect under the Agreement:

A.           Agreement shall mean this Stock Purchase Agreement.

B.           Board shall mean the Corporation’s Board of Directors.

C.           Code shall mean the Internal Revenue Code of 1986, as amended.

D.           Common Stock shall mean the Corporation’s common stock.

E.           Corporate Transaction shall mean either of the following stockholder-approved transactions:

(i)           a merger or consolidation in which securities possessing more than 50% of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

(ii)           the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation.

F.           Corporation shall mean Camelot Entertainment Group, Inc., a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of Camelot Entertainment Group, Inc. which shall by appropriate action adopt the Plan.

G.           Disposition Notice shall have the meaning assigned to such term in Paragraph E.2.

H.           Exercise Price shall have the meaning assigned to such term in Paragraph A.1.

I.           Fair Market Value of a share of Common Stock on any relevant date, prior to the initial public offering of the Common Stock, shall be determined by the Plan Administrator after taking into account such factors as it shall deem appropriate.

J.           Grant Date shall have the meaning assigned to such term in Paragraph A.1.

K.           Grant Notice shall mean the Notice of Grant of Stock Option pursuant to which Optionee has been informed of the basic terms of the Option.

L.           Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

M.           Market Stand-Off shall mean the market stand-off restriction specified in Paragraph C.3.

N.           1933 Act shall mean the Securities Act of 1933, as amended.

O.           1934 Act shall mean the Securities Exchange Act of 1934, as amended.

P.           Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

Q.           Option shall have the meaning assigned to such term in Paragraph A.1.

R.           Option Agreement shall mean all agreements and other documents evidencing the Option.

S.           Optionee shall mean the person to whom the Option is granted under the Plan.

T.           Owner shall mean Optionee and all subsequent holders of the Purchased Shares who derive their chain of ownership through a Permitted Transfer from Optionee.

U.           Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

V.           Permitted Transfer shall mean (i) a gratuitous transfer of the Purchased Shares, provided and only if Optionee obtains the Corporation’s prior written consent to such transfer, (ii) a transfer of title to the Purchased Shares effected pursuant to Optionee’s will or the laws of inheritance following Optionee’s death or (iii) a transfer to the Corporation in pledge as security for any purchase-money indebtedness incurred by Optionee in connection with the acquisition of the Purchased Shares.

W.           Plan shall mean the Corporation’s 2011 Stock Option/Stock Issuance Plan.

X.           Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

Y.           Prior Purchase Agreement shall have the meaning assigned to such term in Paragraph D.4.

Z.           Purchased Shares shall have the meaning assigned to such term in Paragraph A.1.

AA.           Recapitalization shall mean any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Corporation’s outstanding Common Stock as a class without the Corporation’s receipt of consideration.

BB.           Reorganization shall mean any of the following transactions:

(i)           a merger or consolidation in which the Corporation is not the surviving entity;

(ii)           a sale, transfer or other disposition of all or substantially all of the Corporation’s assets;

(iii)           a reverse merger in which the Corporation is the surviving entity but in which the Corporation’s outstanding voting securities are transferred in whole or in part to a person or persons different from the persons holding those securities immediately prior to the merger; or

(iv)           any transaction effected primarily to change the state in which the Corporation is incorporated or to create a holding company structure.

CC.           Repurchase Right shall mean the right granted to the Corporation in accordance with Article D.

DD.           SEC shall mean the Securities and Exchange Commission.

EE.           Service shall mean the Optionee’s performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an employee, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance, a non-employee member of the board of directors or an independent consultant.

FF.           Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

GG.           Target Shares shall have the meaning assigned to such term in Paragraph E.2.

HH.           Vesting Schedule shall mean the vesting schedule specified in the Grant Notice pursuant to which the Optionee is to vest in the Option Shares in a series of installments over his or her period of Service.

II.           Unvested Shares shall have the meaning assigned to such term in Paragraph D.1.

ADDENDUM
TO
STOCK PURCHASE AGREEMENT

The following provisions are hereby incorporated into, and are hereby made a part of, that certain Stock Purchase Agreement (the “Purchase Agreement”) by and between Camelot Entertainment Group, Inc. (the “Corporation”) and _____________________________ (“Optionee”) evidencing the shares of Common Stock purchased on this date by Optionee under the Corporation’s 2011 Stock Option/Stock Issuance Plan, and such provisions shall be effective immediately.  All capitalized terms in this Addendum, to the extent not otherwise defined herein, shall have the meanings assigned to such terms in the Purchase Agreement.

INVOLUNTARY TERMINATION FOLLOWING
CORPORATE TRANSACTION

1.           To the extent the Repurchase Right is assigned to the successor corporation (or parent thereof) in connection with a Corporate Transaction, no accelerated vesting of the Purchased Shares shall occur upon such Corporate Transaction, and the Repurchase Right shall continue to remain in full force and effect in accordance with the provisions of the Purchase Agreement.  Optionee shall, over his or her period of Service following the Corporate Transaction, continue to vest in the Purchased Shares in one or more installments in accordance with the provisions of the Purchase Agreement.  However, upon an Involuntary Termination of Optionee’s Service within 18 months following the Corporate Transaction, the Repurchase Right shall terminate automatically, and all the Purchased Shares shall immediately vest in full at that time.  Any unvested escrow account maintained on Optionee’s behalf pursuant to Paragraph D.6 of the Purchase Agreement shall also vest at the time of such Involuntary Termination and shall be paid to Optionee promptly thereafter.

2.           For purposes of this Addendum, the following definitions shall be in effect:

An Involuntary Termination shall mean the termination of Optionee’s Service by reason of:

(i)                      Optionee’s involuntary dismissal or discharge by the Corporation for reasons other than for Misconduct, or

(ii)                      Optionee’s voluntary resignation following (A) a change in his or her position with the Corporation (or Parent or Subsidiary employing Optionee) which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in Optionee’s level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based incentive programs) by more than 15% or (C) a relocation of Optionee’s place of employment by more than 50 miles, provided and only if such change, reduction or relocation is effected by the Corporation without Optionee’s consent.

Misconduct shall mean the termination of Optionee’s Service by reason of Optionee’s commission of any act of fraud, embezzlement or dishonesty, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner.  The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss the Optionee or any other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan or this Addendum, to constitute grounds for termination for Misconduct.

IN WITNESS WHEREOF, Camelot Entertainment Group, Inc. has caused this Addendum to be executed by its duly authorized officer as of the Effective Date specified below.

CAMELOT ENTERTAINMENT GROUP, INC.
BY:
ITS:

EFFECTIVE DATE:  _____________, ______

EXHIBIT C

2011 STOCK OPTION/STOCK ISSUANCE PLAN

CAMELOT ENTERTAINMENT GROUP, INC.

STOCK ISSUANCE AGREEMENT

AGREEMENT made as of this ____ day of ______________________, _____ by and between Camelot Entertainment Group, Inc., a Delaware corporation, and _____________________, Participant in the Corporation’s 2011 Stock Option/Stock Issuance Plan.

All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement or in the attached Appendix.

A.      PURCHASE OF SHARES

1.           Purchase.  Participant hereby purchases ___________________ shares of Common Stock (the “Purchased Shares”) pursuant to the provisions of the Stock Issuance Program at the purchase price of $_____________ per share (the “Purchase Price”); it being understood that the issuance of any stock under this Agreement shall be subject to the terms and conditions of the Shareholders Agreement between Participant and the Corporation.

2.           Payment.  Concurrently with the delivery of this Agreement to the Corporation,  Participant shall pay the Purchase Price for the Purchased Shares in cash or cash equivalent.

3.           Stockholder Rights.  Until such time as the Corporation exercises the First Refusal Right, Participant (or any successor in interest) shall have all stockholder rights (including voting, dividend and liquidation rights) with respect to the Purchased Shares, subject, however, to the transfer restrictions of Articles B and C.

B.      SECURITIES LAW COMPLIANCE

1.           Restricted Securities.  The Purchased Shares have not been registered under the 1933 Act and are being issued to Participant in reliance upon the exemption from such registration provided by SEC Rule 701 for stock issuances under compensatory benefit plans such as the Plan.  Participant hereby confirms that Participant has been informed that the Purchased Shares are restricted securities under the 1933 Act and may not be resold or transferred unless the Purchased Shares are first registered under the Federal securities laws or unless an exemption from such registration is available.  Accordingly, Participant hereby acknowledges that Participant is prepared to hold the Purchased Shares for an indefinite period and that Participant is aware that SEC Rule 144 issued under the 1933 Act which exempts certain resales of unrestricted securities is not presently available to exempt the resale of the Purchased Shares from the registration requirements of the 1933 Act.

2.           Disposition of Purchased Shares.  Participant shall make no disposition of the Purchased Shares (other than a Permitted Transfer) unless and until there is compliance with all of the following requirements:

(i)           Participant shall have provided the Corporation with a written summary of the terms and conditions of the proposed disposition.

(ii)           Participant shall have complied with all requirements of this Agreement applicable to the disposition of the Purchased Shares.

(iii)           Participant shall have provided the Corporation with written assurances, in form and substance satisfactory to the Corporation, that (a) the proposed disposition does not require registration of the Purchased Shares under the 1933 Act or (b) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or any exemption from registration available under the 1933 Act (including Rule 144) has been taken.

The Corporation shall not be required (i) to transfer on its books any Purchased Shares which have been sold or transferred in violation of the provisions of this Agreement or (ii) to treat as the owner of the Purchased Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the Purchased Shares have been transferred in contravention of this Agreement.

3.           Restrictive Legends.  The stock certificates for the Purchased Shares shall be endorsed with one or more of the following restrictive legends:

“The shares represented by this certificate have not been registered under the Securities Act of 1933.  The shares may not be sold or offered for sale in the absence of (a) an effective registration statement for the shares under such Act, (b) a “no action” letter of the Securities and Exchange Commission with respect to such sale or offer or (c) satisfactory assurances to the Corporation that registration under such Act is not required with respect to such sale or offer.”

“The shares represented by this certificate are subject to certain rights of first refusal granted to the Corporation and accordingly may not be sold, assigned, transferred, encumbered, or in any manner disposed of except in conformity with the terms of a written agreement dated __________, ______, between the Corporation and the registered holder of the shares (or the predecessor in interest to the shares).  A copy of such agreement is maintained at the Corporation’s principal corporate offices.”

C.      TRANSFER RESTRICTIONS

1.           Restriction on Transfer.  Except for any Permitted Transfer, Participant shall not transfer, assign, encumber or otherwise dispose of any of the Purchased Shares in contravention of the First Refusal Right or the Market Stand-Off.

2.           Transferee Obligations.  Each person (other than the Corporation) to whom the Purchased Shares are transferred by means of a Permitted Transfer must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Corporation that such person is bound by the provisions of this Agreement and that the transferred shares are subject to (i) the First Refusal Right and (ii) the Market Stand-Off, to the same extent such shares would be so subject if retained by Participant.

3.           Market Stand-Off.

(a)           In connection with any underwritten public offering by the Corporation of its equity securities pursuant to an effective registration statement filed under the 1933 Act, including the Corporation’s initial public offering, Owner shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Purchased Shares without the prior written consent of the Corporation or its underwriters.  Such restriction (the “Market Stand-Off”) shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by the Corporation or such underwriters.  In no event, however, shall such period exceed 180 days, and the Market Stand-Off shall in no event be applicable to any underwritten public offering effected more than two years after the effective date of the Corporation’s initial public offering.

(b)           Owner shall be subject to the Market Stand-Off provided and only if the officers and directors of the Corporation are also subject to similar restrictions.

(c)           Any new, substituted or additional securities which are by reason of any Recapitalization or Reorganization distributed with respect to the Purchased Shares shall be immediately subject to the Market Stand-Off, to the same extent the Purchased Shares are at such time covered by such provisions.

(d)           In order to enforce the Market Stand-Off, the Corporation may impose stop-transfer instructions with respect to the Purchased Shares until the end of the applicable stand-off period..

D.      SPECIAL TAX ELECTION

1.           Section 83(b) Election .  Under Code Section 83, the excess of the Fair Market Value of the Purchased Shares on the date any forfeiture restrictions applicable to such shares lapse over the Purchase Price paid for those shares will be reportable as ordinary income on the lapse date.  Participant may elect under Code Section 83(b) to be taxed at the time the Purchased Shares are acquired, rather than when and as such Purchased Shares cease to be subject to such forfeiture restrictions.  Such election must be filed with the Internal Revenue Service within 30 days after the date of this Agreement.  Even if the Fair Market Value of the Purchased Shares on the date of this Agreement equals the Purchase Price paid (and thus no tax is payable), the election must be made to avoid adverse tax consequences in the future.

THE FORM FOR MAKING THIS ELECTION IS ATTACHED AS EXHIBIT I HERETO.  PARTICIPANT UNDERSTANDS THAT FAILURE TO MAKE THIS FILING WITHIN THE APPLICABLE 30 DAY PERIOD WILL RESULT IN THE RECOGNITION OF ORDINARY INCOME AS THE FORFEITURE RESTRICTIONS LAPSE.

2.           FILING RESPONSIBILITY.  PARTICIPANT ACKNOWLEDGES THAT IT IS PARTICIPANT’S SOLE RESPONSIBILITY, AND NOT THE CORPORATION’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF PARTICIPANT REQUESTS THE CORPORATION OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF.

E.      GENERAL PROVISIONS

1.           Assignment.  The Corporation may assign the First Refusal Right to any person or entity selected by the Board, including (without limitation) one or more stockholders of the Corporation.

2.           At Will Employment.  Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant’s Service at any time for any reason, with or without cause.

3.           Notices.  Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party’s signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this paragraph to all other parties to this Agreement.

4.           No Waiver.  The failure of the Corporation in any instance to exercise the First Refusal Right shall not constitute a waiver of any other rights of first refusal that may subsequently arise under the provisions of this Agreement or any other agreement between the Corporation and Participant.  No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

5.           Cancellation of Shares.  If the Corporation shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement).  Such shares shall be deemed purchased in accordance with the applicable provisions hereof, and the Corporation shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

F.      MISCELLANEOUS PROVISIONS

1.           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without resort to that State’s conflict-of-laws rules.

2.           Exclusive Jurisdiction and Venue.  The Parties agree that the Courts of the County of Orange, State of California shall have sole and exclusive jurisdiction and venue for the resolution of all disputes arising under the terms of this Agreement and the transactions contemplated herein.

3.           Participant Undertaking.  Participant hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Participant or the Purchased Shares pursuant to the provisions of this Agreement.

4.           Agreement is Entire Contract.  This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof.  This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the  terms of the Plan.

5.           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

6.           Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and upon Participant, Participant’s assigns and the legal representatives, heirs and legatees of Participant’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

CAMELOT ENTERTAINMENT GROUP, INC.
BY:
ITS:

Address:

PARTICIPANT

Address:

SPOUSAL ACKNOWLEDGMENT

The undersigned spouse of Participant has read and hereby approves the foregoing Stock Issuance Agreement.  In consideration of the Corporation’s granting Participant the right to acquire the Purchased Shares in accordance with the terms of such Agreement, the undersigned hereby agrees to be irrevocably bound by all the terms of such Agreement,.

PARTICIPANT’S SPOUSE

Address:

EXHIBIT I

SECTION 83(b) TAX ELECTION

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)	The taxpayer who performed the services is:

Name:
Address:
Taxpayer Ident. No.:

(2)	The property with respect to which the election is being made is ______________ shares of the common stock of Camelot Entertainment Croup, Inc.

(3)	The property was issued on __________________, _____.

(4)	The taxable year in which the election is being made is the calendar year _____.

(5)	The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $_____ per share.

(6)	The amount paid for such property is $ _______ per share.

(7)	A copy of this statement was furnished to Camelot Entertainment Croup, Inc. for whom taxpayer rendered the services underlying the transfer of property.

(8)	This statement is executed on _______________, _____.

Spouse (if any)	Taxpayer
This election must be filed with the Internal Revenue Service Center with which taxpayer files his or her Federal income tax returns and must be made within 30 days after the execution date of the Stock Issuance Agreement.  This filing should be made by registered or certified mail, return receipt requested.  Participant must retain two copies of the completed form for filing with his or her Federal and state tax returns for the current tax year and an additional copy for his or her records.

EXHIBIT II

2011 STOCK OPTION/STOCK ISSUANCE PLAN

APPENDIX

The following definitions shall be in effect under the Agreement:

A.           Agreement shall mean this Stock Issuance Agreement.

B.           Board shall mean the Corporation’s Board of Directors.

C.           Code shall mean the Internal Revenue Code of 1986, as amended.

D.           Common Stock shall mean the Corporation’s common stock.

E.           Corporation shall mean Camelot Entertainment Croup, Inc., a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of Camelot Entertainment Croup, Inc. which shall by appropriate action adopt the Plan.

F.           Fair Market Value of a share of Common Stock on any relevant date, prior to the initial public offering of the Common Stock, shall be determined by the Plan Administrator after taking into account such factors as it shall deem appropriate.

G.           Market Stand-Off shall mean the market stand-off restriction specified in Paragraph C.4.

H.           1933 Act shall mean the Securities Act of 1933, as amended.

I.           Owner shall mean Participant and all subsequent holders of the Purchased Shares who derive their chain of ownership through a Permitted Transfer from Participant.

J.           Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

K.           Participant shall mean the person to whom shares are issued under the Stock Issuance Program.

L.           Permitted Transfer shall mean (i) a gratuitous transfer of the Purchased Shares, provided and only if Participant obtains the Corporation’s prior written consent to such transfer, (ii) a transfer of title to the Purchased Shares effected pursuant to Participant’s will or the laws of inheritance following Participant’s death or (iii) a transfer to the Corporation in pledge as security for any purchase-money indebtedness incurred by Participant in connection with the acquisition of the Purchased Shares.

M.           Plan shall mean the Corporation’s 2011 Stock Option/Stock Issuance Plan attached hereto as Exhibit II.

N.           Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

O.           Purchase Price shall have the meaning assigned to such term in Paragraph A.1.

P.           Purchased Shares shall have the meaning assigned to such term in Paragraph A.1.

Q.           Recapitalization shall mean any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Corporation’s outstanding Common Stock as a class without the Corporation’s receipt of consideration.

R.           Reorganization shall mean any of the following transactions:

(i)           a merger or consolidation in which the Corporation is not the surviving entity;

(ii)           a sale, transfer or other disposition of all or substantially all of the Corporation’s assets;

(iii)           a reverse merger in which the Corporation is the surviving entity but in which the Corporation’s outstanding voting securities are transferred in whole or in part to a person or persons different from the persons holding those securities immediately prior to the merger; or

(iv)           any transaction effected primarily to change the state in which the Corporation is incorporated or to create a holding company structure.

S.           SEC shall mean the Securities and Exchange Commission.

T.           Service shall mean the Participant’s performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an employee, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance, a non-employee member of the board of directors or an independent consultant.

U.           Stock Issuance Program shall mean the Stock Issuance Program under the Plan.

V.            Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

ADDENDUM
TO
STOCK ISSUANCE AGREEMENT

The following provisions are hereby incorporated into, and are hereby made a part of, that certain Stock Issuance Agreement (the “Issuance Agreement”) by and between Camelot Entertainment Group, Inc. (the “Corporation”) and _________________ (“Participant”) evidencing the shares of Common Stock purchased on this date by Participant under the Corporation’s 2011 Stock Option/Stock Issuance Plan, and such provisions shall be effective immediately.  All capitalized terms in this Addendum, to the extent not otherwise defined herein, shall have the meanings assigned to such terms in the Issuance Agreement.

INVOLUNTARY TERMINATION FOLLOWING
CORPORATE TRANSACTION

1.           To the extent the Repurchase Right is assigned to the successor corporation (or parent thereof) in connection with a Corporate Transaction, no accelerated vesting of the Purchased Shares shall occur upon such Corporate Transaction, and the Repurchase Right shall continue to remain in full force and effect in accordance with the provisions of the Issuance Agreement.  Participant shall, over his or her period of Service following the Corporate Transaction, continue to vest in the Purchased Shares in one or more installments in accordance with the provisions of the Issuance Agreement.  However, upon an Involuntary Termination of Participant’s Service within 18 months following the Corporate Transaction, the Repurchase Right shall terminate automatically, and all the Purchased Shares shall immediately vest in full at that time.  Any unvested escrow account maintained on Participant’s behalf pursuant to Paragraph D.5 of the Issuance Agreement shall also vest at the time of such Involuntary Termination and shall be paid to Participant promptly thereafter.

2.           For purposes of this Addendum, the following definitions shall be in effect:

An Involuntary Termination shall mean the termination of Participant’s Service by reason of:

(a)           Participant’s involuntary dismissal or discharge by the Corporation for reasons other than for Misconduct; or

(b)           Participant’s voluntary resignation following (A) a change in his or her position with the Corporation (or Parent or Subsidiary employing Participant) which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in Participant’s level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based incentive programs) by more than 15% or (C) a relocation of Participant’s place of employment by more than 50 miles, provided and only if such change, reduction or relocation is effected by the Corporation without Participant’s consent.

Misconduct shall include the termination of Participant’s Service  by reason or Participant’s commission of any act of fraud, embezzlement or dishonesty, any unauthorized use or disclosure by Participant of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by Participant adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner.  The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss the Participant or any other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan or this Addendum, to constitute grounds for termination for Misconduct.

IN WITNESS WHEREOF, Camelot Entertainment Group, Inc. has caused this Addendum to be executed by its duly authorized officer as of the Effective Date specified below.

CAMELOT ENTERTAINMENT GROUP, INC.
BY:
ITS:

EFFECTIVE DATE:                        , ________

ACTION BY UNANIMOUS WRITTEN CONSENT

OF BOARD OF DIRECTORS OF

CAMELOT ENTERTAINMENT GROUP, INC.,
a Delaware Corporation

In lieu of Special Meeting

The undersigned, constituting the entire Board of Directors of Camelot Entertainment Group, Inc., a Delaware corporation (the “Corporation”), in accordance with the Delaware Business Corporation Act and the Corporation’s Bylaws, without the formality of convening a meeting, do hereby consent to and adopt the following resolutions.

APPROVAL OF MINUTES

RESOLVED, that the minutes of the prior meetings and written consents of Directors of this Corporation, there being no objections, corrections, or modifications thereto offered, are hereby approved and adopted.

ADOPTION OF STOCK OPTION PLAN

WHEREAS, the Directors have deemed it to be in the best interests of the Corporation to adopt a stock option plan (the “Plan”) for its employees, directors, and consultants with an authorized number of shares of Common Stock of the Corporation which may be granted under the Plan of 400,000,000; and

WHEREAS, the Directors have designed, directed the drafting of, reviewed, and approved, the Plan.

NOW, THEREFORE, IT IS HEREBY RESOLVED, that, the Plan is approved and authorized by the Corporation effective as of the date hereof and shall hereinafter be known as the “CAMELOT ENTERTAINMENT GROUP, INC. 2011 INCENTIVE AND NONSTATUTORY STOCK OPTION/ISSUANCE PLAN.”

DETERMINATION OF FAIR MARKET VALUE

WHEREAS, the Board of Directors has reviewed and discussed the “Fair Market Value” of the Corporation’s Common Stock for options to be issued under the Plan pursuant to the following criteria:

NOW, THEREFORE, IT IS HEREBY RESOLVED, that the “Fair Market Value” of corporate stock shall mean:

(1)  If the stock is then Publicly Traded:  The closing price of stock of that class as of the day in question (or, if such day is not a trading day in the principal securities market or markets for such stock, on the nearest preceding trading day), as reported with respect to the market (or the composite of markets, if more than one) in which shares of such stock are then traded, or, if no such closing prices are reported, on the basis of the mean between the high bid and low asked prices that day on the principal market or quotation system on which shares of such stock are then quoted, or, if not so quoted, as furnished by a professional securities dealer making a market in such stock selected by the Board or the Committee.

(2)  If the stock is then not Publicly Traded:  The price at which one could reasonably expect such stock to be sold in an arm's length transaction, for cash, other than on an installment basis, to a person not employed by, controlled by, in control of or under common control with the issuer of such stock.  Such Fair Market Value shall be that which has currently or most recently been determined for this purpose by the Board, or at the discretion of the Board by an independent appraiser or appraisers selected by the Board, in either case giving due consideration to recent transactions involving shares of such stock, if any, the issuer's net worth, prospective earning power and dividend-paying capacity, the goodwill of the issuer's business, the issuer's industry position and its management, that industry's economic outlook, the values of securities of issuers whose stock is Publicly Traded and which are engaged in similar businesses, the effect of transfer restrictions to which such stock may be subject under law and under the applicable terms of any contract governing such stock, the absence of a public market for such stock and such other matters as the Board or its appraiser or appraisers deem pertinent.  The determination by the Board or its appraiser or appraisers of the Fair Market Value shall, if not unreasonable, be conclusive and binding notwithstanding the possibility that other persons might make a different, and also reasonable, determination.  If the Fair Market Value to be used was thus fixed more than sixteen months prior to the day as of which Fair Market Value is being determined, it shall in any event be no less than the book value of the stock being valued at the end of the most recent period for which financial statements of the issuer are available.

An individual's “Immediate Family” includes only his or her spouse, parents or other ancestors, and children and other direct descendants of that individual or of his or her spouse (including such ancestors and descendants by adoption).

Corporate stock is “Publicly Traded” if stock of that class is quoted on an over-the-counter stock trading system such as the Pink Sheets or the Bulletin Board or is listed for trading on a national securities exchange such as the American Stock Exchange (AMEX), the National Association of Securities Dealers Automated Quotation System (NASDAQ), or the New York Stock Exchange (NYSE).

RATIFICATION OF ACTIONS

RESOLVED, that all actions taken by the officers and directors of the Corporation since the last meeting of the Directors be, and they hereby are, ratified, approved and confirmed in all respects; except those acts which are violations of law, public policy or the fiduciary duty existing between said persons and the Corporation.

(SIGNATURE PAGE IMMEDIATELY FOLLOWS)

IN WITNESS WHEREOF, the undersigned Directors, constituting all of the Directors of the Corporation, have executed this Unanimous Written Consent in Lieu of Meeting as of the 29th day of October, 2010.

DIRECTORS:

/s/  Robert P. Atwell

Robert P. Atwell

/s/  Steven Istock

Steven Istock

(Department of Corporations Use Only) Fee Paid $ Receipt No.	DEPARTMENT OF CORPORATIONS FILE No., if any: ________________________________________________ (Insert File Numbers(s) of Previous Filings Before the Department, if Any)

FEE:  $
(See Corporations Code Section 25608(y) and Section 25608(e).
The fee is based on the current market value of the shares, or in the case of options, the underlying shares.)

COMMISSIONER OF CORPORATIONS
STATE OF CALIFORNIA

Notice of Issuance of Shares Pursuant to Subdivision (o) of Section 25102 of the Corporations Code

1.	Name of Issuer:	Camelot Entertainment Group, Inc.

2.	State of Incorporation:	Delaware

3.	Address of Principal Place of Business:
	8001 Irvine Center Drive, Suite 400	Irvine	CA	92618
	Number and Street	City	State	Zip Code
4.	The security is issued pursuant to a: (Check One)
☐	Stock Purchase Plan or Agreement
Name of Security:
Number of Shares:
	Price per Share:	$
☐	Stock Option Plan or Agreement
Name and Number of Options:
Name and Number of Underlying Securities:
Exercise Price Per Share:
☒	“Flexible” Stock Purchase/Option Plan or Agreement
	Name of Security/Option:	Common Stock and Options to purchase Common Stock of Camelot Entertainment Group, Inc.
under the 2011 Stock Option/Stock Issuance Plan
	Number of Shares/Options:	400,000,000 shares of Common Stock/Options to purchase Common Stock

Name and Number of Underlying Securities:	400,000,000 shares of Common Stock of Camelot Entertainment Group, Inc.
	Price Per Share:	$
5.	Aggregate current market value of securities sought to be sold:	$
6.	Date of Notice:	October 29, 2010
	☐Check if Corporation has a consent to service of process on file with the Commissioner.	Camelot Entertainment Group, Inc.
Name of Corporation
Authorized Signature on Behalf of Corporation
Robert P. Atwell, President
Print Name and Title of Signatory

Name, Address and Phone Number of Contact Person:
Christopher Flannery, Esq. Phone: (610) 361-8016
LAW OFFICE OF CHRISTOPHER P. FLANNERY
4 Hillman Drive, Suite 104, Chadds Ford, PA 19317
Instructions:  Each corporation (other than a California corporation) filing a notice under Section 25102(o) must file a consent to service of process (Form 260.165),unless it already has a consent to service on file with the Commissioner.

CAMELOT ENTERTAINMENT GROUP, INC.

2011 STOCK OPTION/STOCK ISSUANCE PLAN QUESTIONS AND ANSWERS ABOUT OPTION GRANTS

QUESTION AND ANSWER SUMMARY

This booklet provides a summary, in question and answer format, of the important features of the Corporation’s new 2011 Stock Option/Stock Issuance Plan (the “Plan”) and the option grants which will be made from time to time under the Plan to individuals in the Corporation’s employ or service. Please review the summary carefully so that you understand your rights and benefits as an option holder under the Plan and the various limitations and restrictions applicable to your option and the shares purchasable under that option.

GENERAL PLAN PROVISIONS

1. What is the purpose of the Plan?

The Plan is an equity incentive program adopted by the Corporation’s Board of Directors (the “Board”) to allow employees, non-employee Board members and consultants the opportunity to acquire shares of the Corporation’s common stock (the “Common Stock”) during their period of service with the Corporation.

2. What is the basic structure of the Plan?

The Plan is divided into two separate equity programs:  (i) an Option Grant Program under which eligible persons may be granted options to purchase shares of Common Stock at a fixed price per share and (ii) the Stock Issuance Program under which eligible persons may be issued shares of Common Stock directly, either through the purchase of those shares at fair market value or as a bonus for services rendered the Corporation.

3. Who administers the Plan?

The Board is responsible for administration of the Plan.  The Board will determine who is to receive option grants under the Plan and the terms of each such grant.

4. How many shares of Common Stock may be issued under the Plan?

The maximum number of shares of Common Stock issuable over the term of the Plan is limited to 400,000,000 shares, subject to adjustments in the event of certain changes to the Corporation’s capitalization.

5. Who is eligible to receive option grants under the Plan?

Employees, non-employee Board members and consultants are eligible to receive option grants under the Plan.  However, the actual persons to whom such grants are to be made will be determined by the Board in its sole discretion.

6. What types of options may be granted under the Plan?

Two types of options may be granted under the Plan: incentive stock options (“Incentive Options”) and non-statutory stock options (“Non-Statutory Options”). The two types of options differ as to their treatment under the federal income tax laws, and the applicable tax treatment for each type is discussed in the Federal Tax Consequences section below.

7. Can the Plan be amended or terminated?

Yes.  The Board has exclusive authority to amend the Plan in any and all respects. However, no amendment may adversely affect any person’s rights and obligations under his or her outstanding options without that person’s consent.  In addition, certain amendments may require the approval of the Corporation’s stockholders.

The Plan will terminate upon the earliest of (i) December 31, 2021, (ii) the date on which all shares available for issuance under the Plan are issued as fully-vested shares or (iii) the date all options terminate in connection with an acquisition of the Corporation.  Should the Plan terminate on December 31, 2021, then any options outstanding at that time will continue to have force and effect in accordance with the provisions of the agreements evidencing those grants.

GRANT OF OPTIONS

8. What is an option?

An option gives you the right to purchase a specified number of shares of Common Stock at a fixed price per share (the “exercise price”) payable at the time the option is exercised.

9. How are options granted under the Plan?

The Board will determine when and to whom options will be granted.  The Board will make its determination on the basis of guidelines established for various positions within the Corporation.

10. What documents will I receive when I am granted an option?

Shortly after the Board approves an option grant to you, you will receive a Stock Option Agreement which reflects the terms of that grant.  This agreement will be accompanied by two copies of the Notice of Stock Option Grant (the “Grant Notice”) which summarizes the main features of your grant, such as the number of shares you may purchase under the grant, the exercise price payable per share and the vesting schedule for your option shares. You should sign both copies of the Grant Notice and return one signed copy to the Corporation. The Stock Purchase Agreement attached to your Stock Option Agreement should not be signed until you actually decide to exercise your option.  Your option documents are important papers which should be kept in a safe place.

11. How are the terms of the option set?

The general terms governing all option grants are set forth in the Plan.  The exact terms of your option, including (i) the type of option, (ii) the number of shares of Common Stock you may purchase, (iii) the exercise price per share and (iv) your vesting schedule, will be set forth in the Grant Notice.

12. Will I be required to pay for the option?

The option is granted in recognition of your services to the Corporation and does not require any cash payment. To purchase shares under the option, however, you must exercise the option in accordance with the terms of your Stock Option Agreement and pay the exercise price for the number of shares of Common Stock you elect to purchase.  (See Questions 17 – 20.)

13. How is the exercise price determined?

The exercise price per share is determined by the Board and will generally be equal to the fair market value per share of Common Stock on the date of your option grant.  The exercise price will be fixed for the life of the option even if the value of the Common Stock increases in the future.

14. How is the fair market value of the Common Stock determined?

As the Common Stock is traded publicly, the fair market value will be determined by the price at which the Common Stock is sold in the public market.  In addition, the fair market value per share of Common Stock is determined by the Board on the basis of a number of factors, including the price paid for shares of the Corporation’s outstanding capital stock, the net worth of the Corporation and its financial prospects, the liquidation preference and other special rights which have been provided to the holders of the Corporation’s currently outstanding preferred stock, and the liquidation preference and other special rights which may have to be provided to future purchasers of other series of the Corporation’s preferred stock.

15. Can I assign or transfer my option?

No. Your option generally cannot be assigned or transferred, except by the provisions of your will or the laws of inheritance following your death or pursuant to any beneficiary designation in effect for the option at the time of your death.

16. When do I acquire the rights of a stockholder?

As an option holder, you will have no stockholder rights with respect to the shares of Common Stock covered by your option.  Stockholder rights are not acquired until you exercise the option, pay the exercise price and become a holder of record of the purchased shares.

EXERCISE OF THE OPTION

17. What does “exercise” mean?

When you “exercise” your option, you purchase the shares of Common Stock subject to your option by paying the exercise price for those shares to the Corporation.

18. When may I exercise my option?

You may exercise your option at any time before the option terminates.  However, the shares you purchase under your option will be subject to certain repurchase rights of the Corporation, exercisable upon your termination of employment. (See Questions 21 and 22.)

19. How do I exercise my option?

To exercise your option, you must provide the Corporation with a signed copy of the Stock Purchase Agreement which is attached to your Stock Option Agreement.  You must indicate in the signed copy the number of shares of Common Stock you wish to purchase under your option, and that copy must be delivered to the Corporation, together with the payment of the exercise price for the purchased shares.

20. How do I pay the exercise price?

Payment of the exercise price may be made in cash or check payable to the Corporation.  The Board may, under certain limited circumstances, permit an optionee to pay the exercise price for the purchased shares through a promissory note.  The terms of any such promissory note, including the interest rate and the terms of repayment, will be established by the Board, and any shares purchased with the note will be held by the Corporation as security for the payment of that note.

21. Can the Corporation repurchase any shares acquired under my option?

When you leave the Corporation’s employ, the Corporation will have the right to repurchase, at the original exercise price you paid, any shares of Common Stock you hold at that time in which you have not vested.  Any such unvested shares repurchased by the Corporation will be added back to the share reserve under the Plan and will be available for reissuance.

The certificates representing the shares you purchase under your option will bear a restrictive legend indicating the existence of the Corporation’s repurchase right with respect to those shares.

22. What is vesting?

The shares of Common Stock purchasable under your option may be subject to vesting provisions. This means you have to remain in the Corporation’s employ for a certain period of time before you fully own the shares purchased under your option.  The shares subject to your option will vest in installments over a period of years. For a typical option, vesting will occur over a four-year period, with 25% of the shares to vest upon completion of one year of service measured from the grant date, and the remaining shares to vest in 36 successive equal monthly installments upon completion of each of the next 36 months of service thereafter.

Example:  Mary Brown is granted an option on May 15, 2011 to purchase 2,400 shares of Common Stock at $.25 per share (the fair market value per share on that date).  Her option is immediately exercisable for all 2,400 shares, but the shares purchasable under the option are to vest as follows:  25% of the option shares will vest upon completion of one year of service measured from the grant date, and the balance of the shares will vest in successive equal monthly installments over the next 36 months of her continued employment with the Corporation. Accordingly, the vesting schedule will be as follows:

Date	Shares Vested	Date	Shares Vested	Date	Shares Vested
May 15, 2012	600	May 15, 2013	50	May 15, 2012	50
June 15, 2012	50	June 15, 2013	50	June 15, 2012	50
July 15, 2012	50	July 15, 2013	50	July 15, 2014	50
August 15, 2012	50	August 15, 2013	50	August 15, 2014	50
September 15, 2012	50	September 15, 2013	50	September 15, 2014	50
October 15, 2012	50	October 15, 2013	50	October 15, 2014	50
November 15, 2012	50	November 15, 2013	50	November 15, 2014	50
December 15, 2012	50	December 15, 2013	50	December 15, 2014	50
January 15, 2013	50	January 15, 2014	50	January 15, 2015	50
February 15, 2013	50	February 15, 2014	50	February 15, 2015	50
March 15, 2013	50	March 15, 2014	50	March 15, 2015	50
April 15, 2013	50	April 15, 2014	50	April 15, 2015	50
				May 15, 2015	50

The shares will continue to vest in this manner until they are all vested on May 15, 2015.  However, should Mary purchase all 2,400 shares on July 15, 2011 and then leave the Corporation’s employ on August 31, 2011, the Corporation will have the right to repurchase the 1,650 unvested shares held by Mary at that time at a price of $.25 per share, the amount she previously paid for those shares.  Since Mary will have vested in the remaining 750 shares as a result of her service through August 31, 2011, those shares will not be subject to repurchase by the Corporation.

23. Can I transfer unvested shares of Common Stock?

Generally, you may not transfer any unvested shares of Common Stock you purchase under your option.

24. What other restrictions apply to the option shares?

Should you receive an offer from a third party to purchase your vested shares, you must inform the Corporation of that offer, and the Corporation will have the right to repurchase those shares on the same terms and conditions as the third-party offer.

25. When does my option terminate?

Your option will terminate ten years after the grant date.  However, your option will terminate prior to that time should you leave the Corporation’s employ or should certain changes in ownership of the Corporation occur.  See the Early Termination of Options section below.

EARLY TERMINATION OF OPTIONS

26. What happens to my options if my employment terminates?

Upon your termination of employment, you will generally have a period of three months in which to exercise your option for any shares in which you are vested on the date your employment ends.  However, your option will in no event remain exercisable after the end of the ten-year option term, and your option will immediately terminate if your employment is terminated for misconduct adversely affecting the business and affairs of the Corporation.

27. What happens to my option if I die or become disabled?

If you die while your option is outstanding, the personal representative of your estate or the person to whom your option is transferred by the provisions of your will or the laws of inheritance following your death or the designated beneficiary of your option may exercise that option for any or all shares in which you were vested on the date your employment with the Corporation ended (less any shares you may have subsequently purchased prior to your death).  The right to exercise the option will terminate upon the earlier of (i) the expiration of the option term or (ii) the expiration of the 12 month period measured from the date of your death.

If you terminate employment with the Corporation because you have become disabled, you will have a period of 12 months from the date of such termination of employment during which to exercise your option for any or all of the shares in which you were vested on the date your employment terminated.  However, if you exercise your option more than three months after your termination date, you will lose favorable Incentive Option tax treatment, unless your disability is considered to be a permanent disability under the federal tax laws.  In no event, however, may you exercise any option after the specified expiration date of the option term.

For purposes of Incentive Option tax treatment, you will be deemed to be permanently disabled if you are unable to perform any substantial gainful activity by reason of any medically-determinable physical or mental impairment expected to result in death or to be of continuous duration of 12 consecutive months or more.

28. What happens to my options if the Corporation is acquired or merged?

Should the Corporation be acquired by a merger or asset sale in which the Corporation’s repurchase rights with respect to the shares subject to your option are not to be assigned to the acquiring entity, then all those option shares will immediately vest, and the Corporation will no longer have the right to repurchase those shares following your termination of service.  However, if the Corporation’s repurchase rights are assigned to the acquiring entity, then your unvested option shares will not vest at the time the Corporation is acquired, and you will continue to vest in those shares, in accordance with the normal vesting schedule in effect for your option, during your period of service with the Corporation or successor entity following the acquisition.  Unless your option is assumed by the successor corporation in the merger or asset sale, the option will terminate at the time of the transaction.

One or more outstanding options under the Plan may include a special vesting acceleration feature pursuant to which the shares subject those options will immediately vest in the event the optionee’s employment is subsequently terminated by the acquiring entity within 18 months following an acquisition in which the repurchase rights with respect to those shares are assigned to that entity, unless such termination is for misconduct.  You should review your option paperwork to determine whether any of your options has such a special acceleration feature.

DISPOSITION OF SHARES

29. When can I sell my shares acquired under the Plan?

Attached to this document you will find information about the securities laws governing the resale of the Common Stock you acquire under your option.

FEDERAL TAX CONSEQUENCES

The following is a general description of the federal income tax consequences applicable to your option grant under the Plan.  State and local tax treatment, which are not discussed below, may vary from such federal income tax treatment.  You should consult with your own tax advisor as to the tax consequences of your particular transactions under the Plan.

The tax consequences of Incentive Options and Non-statutory Options differ as described below.

INCENTIVE OPTIONS

T1.           Will the grant of an Incentive Option result in federal income tax liability to me?

No.

T2.           Will the exercise of an Incentive Option result in federal income tax liability to me?

No. You will not recognize taxable income at the time the Incentive Option is exercised. However, the amount by which the fair market value (at the time of exercise) of the purchased shares exceeds the exercise price will be included in your income for purposes of the alternative minimum tax (see Question T15).

T3.           When will I be subject to federal income tax on shares purchased under an Incentive Option?

Generally, you will recognize income in the year in which you sell or make any other disposition of the shares purchased under your Incentive Option. A disposition of your Incentive Option shares will occur in the event you transfer legal title to those shares.  However, a disposition will not occur if you simply transfer the shares to your spouse or if you engage in any of the following transactions:  a transfer of the shares into joint ownership with right of survivorship provided you remain one of the joint owners, a pledge of the shares as collateral for a loan, a transfer by bequest or inheritance upon your death or certain tax-free exchanges of the shares permitted under the Code.

T4.           How is my federal income tax liability determined when I sell my shares?

Your federal income tax liability will depend upon whether you make a qualifying or disqualifying disposition of the shares purchased under your Incentive Option.  A qualifying disposition will occur if the sale or other disposition of the shares takes place more than two years after the date the Incentive Option was granted and more than one year after the date that option was exercised for the particular shares involved in the disposition.  A disqualifying disposition will occur unless both of those requirements are satisfied at the time of the sale or disposition.

T5.           What if I make a qualifying disposition?

If you dispose of your shares in a qualifying disposition, you will recognize a long-term capital gain equal to the excess of (i) the amount realized upon the sale or disposition over (ii) the exercise price paid for the shares.  You will recognize a long-term capital loss if the amount realized is lower than the exercise price paid for the shares.

Example: On May 15, 2011, you are granted an Incentive Option for 5,000 shares with an exercise price of $0.25 per share.  On May 15, 2012, you exercise this option for 2,500 vested shares when the fair market value is $2.00 per share.  The purchased shares are held until July 31, 2013, when you sell those shares for $5.00 per share.

Because the disposition of the shares is made more than two years after the grant date of the Incentive Option and more than one year after the option was exercised for the shares sold on July 31, 2013, the sale represents a qualifying disposition of such shares, and for federal income tax purposes, there will be a long-term capital gain of $4.75 per share.

T6.           What are the normal tax rules for a disqualifying disposition?

Normally, if the shares purchased under your Incentive Option are made the subject of a disqualifying disposition, you will recognize ordinary income at the time of the disposition in an amount equal to the excess of (i) the fair market value of the shares on the exercise date over (ii) the exercise price paid for those shares.

Any additional gain recognized upon the disqualifying disposition will be capital gain, which will be long-term if the shares have been held for more than one year following the exercise date of the option.

Example: On May 15, 2011, you are granted an Incentive Option for 5,000 shares with an exercise price of $0.25 per share.  On May 15, 2012, this option is exercised for 2,500 vested shares when the fair market value is $2.00 per share.  The purchased shares are held until February 28, 2012, when you sell those shares for $5.00 per share.

Because the disposition of the shares is made less than one year after the exercise date of the Incentive Option, the sale represents a disqualifying disposition of the shares, and for federal income tax purposes, the gain upon the sale will be divided into two components:

Ordinary Income: You will recognize ordinary income in the amount of $1.75 per share, the excess of the $2.00 per share fair market value of the shares on the date the option was exercised over the $0.25 per share exercise price.

Capital Gain: You will also recognize a short-term capital gain of $3.00 per share with respect to each share sold.

NON-STATUTORY OPTIONS

T7. Will the grant of a Non-statutory Option result in federal income tax liability to me?

No.

T8. What federal income tax liability results upon the exercise of a Non-statutory Option?

Normally, you will recognize ordinary income in the year in which the Non-statutory Option is exercised in an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for those shares, and the Corporation will have to collect all the applicable withholding taxes with respect to such income.  If the shares you purchase under a Non-statutory Option are unvested and subject to the Corporation’s right to repurchase those shares at the original exercise price upon your termination of employment prior to vesting in such shares, then you will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Corporation’s repurchase rights lapse, an amount equal to the excess of (i) the fair market value of the shares on the date such shares vest over (ii) the exercise price paid for the shares.

If you purchase unvested shares subject to the Corporation’s repurchase rights, you may elect under Code Section 83(b) to recognize income at the time of exercise (see Question T9).

T9. What is the effect of making a Section 83(b) election?

If you purchase unvested shares subject to the Corporation’s repurchase right, you may elect under Code Section 83(b) to include as ordinary income in the year of exercise an amount equal to the excess of (i) the fair market value of those unvested shares on the exercise date over (ii) the exercise price paid for the shares.  If you make the Section 83(b) election, you will not recognize any additional income when the Corporation’s repurchase right subsequently lapses and the shares vest.  The Section 83(b) election must be filed with the Internal Revenue Service within thirty (30) days following the date the option is exercised, and the resulting ordinary income is subject to applicable tax withholding requirements.

T10.           Will I recognize additional income when I sell shares acquired under a Non-statutory Option?

Yes. You will recognize a capital gain to the extent the amount realized upon the sale of such shares exceeds their fair market value at the time you recognized the ordinary income with respect to their acquisition.  A capital loss will result to the extent the amount realized upon the sale is less than such fair market value.  The gain or loss will be long-term if the shares are held for more than one year prior to the disposition.  The holding period for vested shares will start at the time the Non-statutory Option is exercised for those shares.

If you purchase unvested shares subject to the Corporation’s repurchase right, the holding period will start either (i) at the time when the shares vest, if no Section 83(b) election is made at the time of exercise, or (ii) at the time the option is exercised if you file the Section 83(b) election within 30 days after the option exercise date.  For the tax rates applicable to capital gain, please see Question T11.

FEDERAL TAX RATES

T11.           What are the applicable Federal tax rates?

Effective for the 2010 calendar year, the maximum Federal tax rate on ordinary income in excess of $372,950 ($186,475 for a married taxpayer filing a separate return) is 35%.  The applicable thresholds are subject to change.

Short-term capital gains are subject to the same tax rates as ordinary income.  Long-term capital gains are subject to a maximum federal tax rate of 15% for property.

ALTERNATIVE MINIMUM TAX

T12.           What is the alternative minimum tax?

The alternative minimum tax is an alternative method of calculating the income tax you must pay each year in order to assure that a minimum amount of tax is paid for the year.  In general, the first $175,000 ($87,500 for a married taxpayer filing a separate return) of your alternative minimum taxable income for the year over the allowable exemption amount is subject to alternative minimum taxation at the rate of 26%.  The balance of your alternative minimum taxable income is subject to alternative minimum taxation at the rate of 28%.  However, the portion of your alternative minimum taxable income attributable to capital gain recognized upon the sale or disposition of capital assets held for more than one year will be subject to a reduced alternative minimum tax rate of 15%.  The alternative minimum tax rate applicable to capital gain recognized upon the sale or disposition of capital assets held for more than five years will be equal to the capital gain tax rate in effect for such gain for regular tax purposes (see Question T11 above).  The alternative minimum tax will, however, be payable only to the extent that it exceeds your regular federal income tax for the year (computed without regard to certain credits and special taxes).

T13.           What is the allowable exemption amount?

For 2011, the allowable exemption amount is $70,950 for a married taxpayer filing a joint return, $46,700 for an unmarried taxpayer and $35,475 for a married taxpayer filing a separate return.

Also the allowable exemption amount is, however, to be reduced by $0.25 for each $1.00 by which the individual's alternative minimum taxable income for the year exceeds $150,000 for a married taxpayer filing a joint return, $112,500 for an unmarried taxpayer, and $75,000 for a married taxpayer filing a separate return.

T14.           How is the alternative minimum taxable income calculated?

Your alternative minimum taxable income is based upon your regular taxable income for the year, adjusted to (i) include certain additional items of income and tax preference and (ii) disallow or limit certain deductions otherwise allowable for regular tax purposes.

T15.           Is the spread on an Incentive Option at the time of exercise normally includible in alternative minimum taxable income?

Yes.  The spread on the shares purchased under an Incentive Option (the excess of the fair market value of the purchased shares at the time of exercise over the aggregate exercise price paid for those shares) is normally included in the optionee's alternative minimum taxable income at the time of exercise, whether or not the shares are subsequently made the subject of a disqualifying disposition, and unless the shares are sold in the same year that the option is exercised. However, should the purchased shares be unvested and subject to a risk of forfeiture or the Corporation's repurchase rights, then your alternative minimum taxable income attributable to the exercised Incentive Option may be measured at the time the shares vest and may then be equal to the excess of the fair market value of the shares at that time over the aggregate exercise price paid for the shares.  Alternatively, you may file a Section 83(b) election (see Question T9) within 30 days after the exercise of the Incentive Option and limit the amount of such alternative minimum taxable income to the spread between an accurate determination of the fair market value of the purchased shares at the time of exercise and the aggregate exercise price paid for those shares.

T16.           How will the payment of alternative minimum taxes in one year affect the calculation of my tax liability in a later year?

If you pay alternative minimum taxes for one or more taxable years, the amount of the taxes so paid (subject to certain adjustments and reductions) will be applied as a partial credit against your regular tax liability (but not alternative minimum tax liability) for subsequent taxable years.

 Upon the sale or other disposition of the purchased shares, whether in the year of exercise or in any subsequent taxable year, your basis for computing the gain for purposes of alternative minimum taxable income (but not regular taxable income) will include the amount of the option spread previously included in your alternative minimum taxable income.

CAMELOT ENTERTAINMENT GROUP, INC.

2011 STOCK OPTION/STOCK ISSUANCE PLAN QUESTIONS AND ANSWERS ABOUT STOCK ISSUANCES

QUESTION AND ANSWER SUMMARY

This booklet provides a summary, in question and answer format, of the important features of the Corporation’s new 2011 Stock Option/Stock Issuance Plan (the “Plan”) and the stock issuances which will be made from time to time under the Plan to individuals in the Corporation’s employ or service. Please review the summary carefully so that you understand your rights and benefits as a holder of shares issued under the Plan and the various limitations and restrictions applicable to your shares.

GENERAL PLAN PROVISIONS

1. What is the purpose of the Plan?

The Plan is an equity incentive program adopted by the Corporation’s Board of Directors (the “Board”) to allow employees, non-employee Board members and consultants the opportunity to acquire shares of the Corporation’s common stock (the “Common Stock”) during their period of service with the Corporation.

2. What is the basic structure of the Plan?

The Plan is divided into two separate equity programs:  (i) an Option Grant Program under which eligible persons may be granted options to purchase shares of Common Stock at a fixed price per share and (ii) the Stock Issuance Program under which eligible persons may be issued shares of Common Stock directly, either through the purchase of those shares at fair market value or as a bonus for services rendered the Corporation.

3. Who administers the Plan?

The Board is responsible for administration of the Plan.  The Board will determine who is to receive option grants and stock issuances under the Plan and the terms of each such grant or issuance.

4. How many shares of Common Stock may be issued under the Plan?

The maximum number of shares of Common Stock issuable over the term of the Plan is limited to 400,000,000 shares, subject to adjustments in the event of certain changes to the Corporation’s capitalization.

5. Who is eligible to receive stock issuances under the Plan?

Employees, non-employee Board members and consultants are eligible to receive direct stock issuances under the Plan.  However, the actual persons to whom such issuances are to be made will be determined by the Board in its sole discretion.

6. Can the Plan be amended or terminated?

Yes.  The Board has exclusive authority to amend the Plan in any and all respects. However, no amendment may adversely affect any person’s rights and obligations with respect to the shares of Common Stock he or she holds under the Plan unless that person consents to such amendment.  In addition, certain amendments may require the approval of the Corporation’s stockholders.

The Plan will terminate upon the earliest of (i) December 31, 2021, (ii) the date on which all shares available for issuance under the Plan are issued as fully vested shares or (iii) the date all options outstanding under the Plan terminate, and all unvested shares outstanding under the Plan vest, in connection with an acquisition of the Corporation.

STOCK ISSUANCE PROGRAM

7. How are shares issued under the Stock Issuance Program?

Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate purchases or as a stock bonus for services rendered the Corporation.  The Board will determine when and to whom such stock issuances will be made, the number of shares of Common Stock subject to each such issuance, the vesting schedule for those shares and all the other terms applicable to the issuance.  You will be required to execute a Stock Issuance Agreement in connection with any stock issuance made to you.

8. How are the terms of the stock issuance set?

The general terms governing all stock issuances are set forth in the Plan.  The exact terms of your stock issuance, including (i) the number of shares issued to you, (ii) the vesting schedule (if any) applicable to the issued shares and (iii) the consideration to be paid for those shares, will be determined by the Board and set forth in the Stock Issuance Agreement.

9. What will the purchase price be of shares issued under the Stock Issuance Program?

The purchase price per share will be determined by the Board and will in most instances be equal to the fair market value of the Common Stock on the issue date.

10. How is the fair market value of the Common Stock determined?

The fair market value per share of Common Stock is determined by the Board on the basis of a number of factors, including the price paid for shares of the Corporation’s outstanding capital stock, the net worth of the Corporation and its financial prospects, the liquidation preference and other special rights which have been provided to the holders of the Corporation’s currently outstanding preferred stock, and the liquidation preference and other special rights which may be provided to future purchasers of other series of the Corporation’s preferred stock.  If the Common Stock is ever traded publicly, the fair market value will be determined by the price at which the Common Stock is sold in the public market.

11. How do I pay the purchase price?

The purchase price will be due immediately upon issuance of the Common Stock and may be paid in cash or check payable to the Corporation.  The Board may, under certain limited circumstances, permit an individual to pay the purchase price for the issued shares through a full recourse promissory note.  The terms of any such promissory note, including the interest rate and the terms of repayment, will be established by the Board, and any shares purchased with the note will be held by the Corporation as security for the payment of that note.

12. Does the Corporation have the right to repurchase the shares issued under the Stock Issuance Program?

Yes. The Corporation will have the right to repurchase, at the original purchase price you paid, any unvested shares of Common Stock you hold at the time you leave the Corporation’s employ.  Any such unvested shares repurchased by the Corporation will be added back to the share reserve under the Plan and will be available for reissuance.

The certificates representing your unvested shares will bear a restrictive legend indicating the existence of the Corporation’s repurchase right with respect to those shares.

However, if you are issued shares as bonus for past services rendered the Corporation, then those shares will be fully-vested upon issuance and will not have to be sold back to the Corporation when you terminate employment.

13. What is vesting?

The shares of Common Stock issued under the Stock Issuance Program may be subject to vesting provisions.  This means you have to remain in the Corporation’s employ for a certain period of time before you fully own the issued shares.  Alternatively, the Corporation may have to attain specific performance objectives before your shares vest.  The Board will determine the vesting schedule applicable to each stock issuance at the time the shares are issued, and the applicable vesting schedule will be set forth in the Stock Issuance Agreement.  For a stock issuance, a typical vesting will occur over a four year period of service, with 25% of the shares to vest upon completion of one year of service with the Corporation measured from the issue date of the shares, and the remaining shares to vest in 36 successive equal monthly installments upon completion of each of the next 36 months of service thereafter.

Example:  Mary Brown is issued 2,400 unvested shares of Common Stock on May 15, 2011 at a purchase price of $0.25 per share (the fair market value per share on that date). The shares are to vest as follows:  25% of the issued shares will vest upon completion of one year of service measured from the issue date, and the balance of the shares will vest in successive equal monthly installments over the next 36 months of her continued employment with the Corporation. Accordingly, the vesting schedule will be as follows:

Date	Shares Vested	Date	Shares Vested	Date	Shares Vested
May 15, 2012	600	May 15, 2013	50	May 15, 2012	50
June 15, 2012	50	June 15, 2013	50	June 15, 2012	50
July 15, 2012	50	July 15, 2013	50	July 15, 2014	50
August 15, 2012	50	August 15, 2013	50	August 15, 2014	50
September 15, 2012	50	September 15, 2013	50	September 15, 2014	50
October 15, 2012	50	October 15, 2013	50	October 15, 2014	50
November 15, 2012	50	November 15, 2013	50	November 15, 2014	50
December 15, 2012	50	December 15, 2013	50	December 15, 2014	50
January 15, 2013	50	January 15, 2014	50	January 15, 2015	50
February 15, 2013	50	February 15, 2014	50	February 15, 2015	50
March 15, 2013	50	March 15, 2014	50	March 15, 2015	50
April 15, 2013	50	April 15, 2014	50	April 15, 2015	50
				May 15, 2015	50

The shares will continue to vest in this manner until they are all vested on May 15, 2015.  However, should Mary leave the Corporation’s employ on August 31, 2011, the Corporation will have the right to repurchase the 1,650 unvested shares held by Mary at that time at a price of $0.25 per share, the amount she previously paid for those shares.  Since Mary will have vested in the remaining 750 shares as a result of her service through August 31, 2011, those shares will not be subject to repurchase by the Corporation.

14. Can I transfer unvested shares of Common Stock?

Generally, you may not transfer any unvested shares of Common Stock which are subject to the Corporation’s repurchase rights.  The certificates representing those shares will be held in escrow by the Corporation until you vest in those shares.

15. Do I have any stockholder rights with respect to shares issued under the Stock Issuance Program?

You will have full stockholder rights with respect to the shares issued to you under the Stock Issuance Program, including the right to vote such shares and receive all cash dividends paid on such shares, whether or not those shares are vested.  However, your unvested shares will be subject to the transfer restrictions specified in Question 14.

  16. What other restrictions apply to the issued shares?

Should you receive an offer from a third party to purchase your vested shares, you must inform the Corporation of that offer, and the Corporation will have the right to repurchase those shares on the same terms and conditions as the third-party offer.

17. What happens to unvested shares issued under the Stock Issuance Program if the Corporation is acquired or merged?

Should the Corporation be acquired by a merger or asset sale, all unvested shares of Common Stock you hold under the Stock Issuance Program will immediately vest in full, unless the Corporation’s repurchase rights with respect to those shares are assigned to the acquiring company.  In the event of such assignment, you will continue to vest in your shares, in accordance with the normal vesting schedule in effect for those shares, during your period of service with the Corporation after the acquisition.  However, one or more Stock Issuance Agreements under the program may contain a special acceleration feature pursuant to which any unvested shares held by a participant under such an agreement will immediately vest in the event the participant’s employment is subsequently terminated by the acquiring entity within 18 months following an acquisition in which the Corporation’s repurchase rights with respect to those shares are assigned to such entity, unless such termination is for misconduct.  You should review your Stock Issuance Agreement to determine whether your unvested shares are subject to this special acceleration feature.

DISPOSITION OF SHARES

18. When can I sell my shares acquired under the Plan?

Attached to this document you will find information about the securities laws governing the resale of the Common Stock you hold under the Stock Issuance Program.

FEDERAL TAX CONSEQUENCES

The following is a general description of the federal income tax consequences applicable to the issuance of shares of Common Stock under the Stock Issuance Program.  State and local tax treatment, which is not discussed below, may vary from such federal income tax treatment.  You should consult with your own tax advisor as to the tax consequences of your particular transactions under the Plan.

T1. Will the issuance of vested shares result in federal income tax liability to me?

Yes. You will recognize ordinary income at the time the vested shares of Common Stock are issued to you in an amount equal to the excess of (i) the fair market value of the issued shares over (ii) the purchase price (if any) paid for those shares.

T2. Will the issuance of unvested shares result in federal income tax liability to me?

If you are issued unvested shares of Common Stock subject to the Corporation’s right to repurchase those shares, at the purchase price paid per share, upon your termination of employment prior to vesting in those shares, then you will not recognize any taxable income with respect to the unvested shares at the time of their issuance.  However, you will subsequently recognize ordinary income, as and when those shares vest, in an amount equal to the excess of (i) the fair market value of the shares on the date those shares vest over (ii) the purchase price paid for such shares.

You may, however, make an election under Code Section 83(b) to recognize income at the time the unvested shares are issued to you (see Question T3).

T3. What is the effect of making a Section 83(b) election?

If you are issued unvested shares of Common Stock subject to the Corporation’s repurchase right, you may elect under Code Section 83(b) to include as ordinary income in the year of issuance an amount equal to the excess of (i) the fair market value of those unvested shares on the issue date over (ii) the purchase price paid for such shares.  The fair market value of the unvested shares will be determined as if the shares were not subject to the Corporation’s repurchase right.  If you make the Section 83(b) election, you will not recognize any additional income when your shares subsequently vest.

The Section 83(b) election must be filed with the Internal Revenue Service within 30 days following the date the shares are issued, and any ordinary income resulting from such election will be subject to applicable tax withholding requirements.

T4. Will I recognize additional income when I sell shares acquired under the Stock Issuance Program?

Yes. You will recognize a capital gain to the extent the amount realized upon the sale of such shares exceeds their fair market value at the time you recognized the ordinary income with respect to their issuance. A capital loss will result to the extent the amount realized upon such sale is less than such fair market value.  The gain or loss will be long-term if the shares are held for more than one (1) year prior to the sale.  Please see Question T5 for the tax rates applicable to capital gain.

For vested shares issued under the Stock Issuance Program, the capital gain holding period will start at the time of issuance.  The capital gain holding period for unvested shares issued under the Stock Issuance Program will start either (i) at the time those shares subsequently vest, if no Section 83(b) election is filed at the time of issuance, or (ii) at the time of issuance, if you file the Section 83(b) election within 30 days after the issue date.